Exhibit 4.2

INTERCEPT PHARMACEUTICALS, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 17, 2021

to Indenture for Senior Debt Securities

Dated as of August 17, 2021

3.50% Convertible Senior Secured Notes due 2026

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ARTICLE 13 [INTENTIONALLY OMITTED] ARTICLE 14 CONVERSION OF NOTES

Section 14.01.	Conversion Privilege	74
Section 14.02.	Conversion Procedure; Settlement Upon Conversion	78
Section 14.03.	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes, Optional Redemptions and Stock Price Condition	82
Section 14.04.	Adjustment of Conversion Rate	85
Section 14.05.	Adjustments of Prices	95
Section 14.06.	Shares to Be Fully Paid	95
Section 14.07.	Effect of Recapitalizations, Reclassifications and Changes of the Common Stock	95
Section 14.08.	Certain Covenants	97
Section 14.09.	Responsibility of Trustee	97
Section 14.10.	Notice to Holders Prior to Certain Actions	98
Section 14.11.	Stockholder Rights Plans	99
Section 14.12.	Exchange in Lieu of Conversion	99

ARTICLE 15 REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.	Intentionally Omitted	100
Section 15.02.	Repurchase at Option of Holders Upon a Fundamental Change	100
Section 15.03.	Withdrawal of Fundamental Change Repurchase Notice	103
Section 15.04.	Deposit of Fundamental Change Repurchase Price	103
Section 15.05.	Covenant to Comply with Applicable Laws Upon Repurchase of Notes	104

ARTICLE 16 OPTIONAL REDEMPTION

Section 16.01.	Applicability of Article 12 of the Base Indenture	104
Section 16.02.	Optional Redemption	104
Section 16.03.	Notice of Optional Redemption; Selection of Notes	104
Section 16.04.	Payment of Notes Called for Redemption	106
Section 16.05.	Restrictions on Redemption	106

EXHIBIT A

Form of Note	A-1

Form of Supplemental Indenture to be Delivered by Subsequent Guarantors	B-1

Form of Restricted Note Legend	C-1

Form of Restricted Common Stock Legend	D-1

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FIRST SUPPLEMENTAL INDENTURE dated as of August 17, 2021 (this “Supplemental Indenture”) between INTERCEPT PHARMACEUTICALS, INC., a Delaware corporation, as issuer (the “Issuer,” as more fully set forth in Section 1.01) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee,” as more fully set forth in Section 1.01) and collateral agent (in such capacity, the “Collateral Agent”, as more fully set forth in Section 1.01), supplementing the Indenture for Senior Debt Securities dated as of August 17, 2021 between the Issuer and the Trustee (the “Base Indenture” and the Base Indenture, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time with respect to the Notes, the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Issuer executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Issuer’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Issuer under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Sections 2.01, 2.02 and 2.03 of the Base Indenture provide for the Issuer to issue Securities thereunder in the form and on the terms set forth in one or more Board Resolutions and Officer’s Certificates or indentures supplemental thereto;

WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issuance of $500,000,000 of a single series of Securities designated as its 3.50% Convertible Senior Secured Notes due 2026 (the “Notes”) and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Issuer, and this Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Issuer covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.                  Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)               the terms defined in this Article 1 shall have the respective meanings assigned to them in this Article 1 and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Base Indenture;

(b)               all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture; and

(c)               the words “herein,” “hereof” and “hereunder” and other words of similar import (i) when used with regard to any specified Article, Section or sub-division, refer to such Article, Section or sub-division of this Supplemental Indenture and (ii) otherwise, refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

(d)               Section 1.01 of the Base Indenture is amended and supplemented, solely with respect to the Notes, by inserting the following additional defined terms in their appropriate alphabetical positions and deleting any defined terms therein that are also defined in this Section 1.01:

“2023 Convertible Notes” means the Issuer’s 3.25% Convertible Senior Notes due 2023, issued pursuant to the Indenture, dated as of July 6, 2016, as supplemented by the First Supplemental Indenture, dated as of July 6, 2016, between the Issuer and U.S. Bank National Association, as trustee.

“Accepted Form” shall have the meaning specified in Section 8.03(b).

“Additional Amounts” shall have the meaning specified in Section 4.07(a).

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.10(d), Section 4.10(e) and Section 6.04, as applicable.

“Additional Notes” means any additional Notes issued subsequent to the date of this Indenture.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“ADRs” means American Depositary Receipts or American Depositary Shares representing Common Stock.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of the Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Agent Member” shall have the meaning specified in Section 2.10(a).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for relief of debtors.

“Base Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Issuer or the Person appointed by the Issuer to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i).

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed, notwithstanding anything in the Base Indenture to the contrary.

“Capital Lease” means any lease (or other arrangement conveying the right to use real or personal Property) that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any Indebtedness in respect of a Capital Lease being the capitalized amount of the obligations under such Capital Lease determined in accordance with GAAP as in effect prior to the adoption of Accounting Standards Codification 842, Lease Accounting or any successor or similar accounting standard or guidance).

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

“Cash Equivalents” means the following:

(a)               readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States rated A-2 (or the equivalent thereof) or better by S&P (or the equivalent thereof) or better by Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another “nationally-recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), having average maturities of not more than 12 months from the date of acquisition thereof, provided that the full faith and credit of the United States is pledged in support thereof;

(b)               time deposit accounts, certificates of deposit and money market deposits maturing within 12 months of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof whose long-term debt is rated “A-3” or “A-“ or higher according to Moody’s or S&P (or such similar equivalent rating by at least one “nationally-recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c)               repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(i)               a bank meeting the qualifications described in clause (b) above; or

(ii)              any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)               commercial paper, maturing not more than 12 months after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating by at least one “nationally-recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(e)               securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States or by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or such similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(f)                any instruments similar to the foregoing or otherwise determined by the Issuer to be equivalent to cash based on past practice or its internal accounting or investing policies and/or guidelines.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“Cash Trigger Date” shall have the meaning specified in Section 4.08(b).

“CERCLA” shall have the meaning specified in Section 8.02(j).

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, all of the Security Agreement Collateral, the Mortgaged Property (if any) and all other Property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Collateral Document, excluding in all events Excluded Assets.

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Supplemental Indenture until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Collateral Agent” shall mean or include each Person who is then a Collateral Agent hereunder.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to Section 4.08 to secure any of the Obligations.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Issuer, par value $0.001 per share, at the date of this Supplemental Indenture, subject to Section 14.07, notwithstanding anything in the Base Indenture to the contrary.“Conversion Agent” means the office or agency maintained in the contiguous United States of America where the Notes may be surrendered for conversion in accordance with Section 3.02 of the Base Indenture.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).

“Corporate Event Notice” shall have the meaning specified in Section 14.01(b)(iii).

“Covenant Termination” shall have the meaning specified in Section 3.03.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, one-fortieth (1/40th) of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a)               cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b)               if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ICPT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Deliverable Intercompany Notes” shall have the meaning specified in the Security Agreement.

“Deposit Account” shall have the meaning specified in the Security Agreement.

“Depositary” means, with respect to each Global Note and notwithstanding anything to the contrary in the Base Indenture, the Person specified in Section 2.05(d) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

“Effective Date” shall mean (i) with respect to a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental Change occurs or becomes effective, (ii) with respect to a conversion in connection with an Optional Redemption, the date on which the related Redemption Notice is provided to Holders by the Issuer, (iii) with respect to Stock Price Condition Conversion, the first Trading Day of the Stock Price Condition Conversion Quarter, and (iv) as used in Section 14.04, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of this definition.

“Event of Default” shall have the meaning specified in Section 6.02, notwithstanding anything to the contrary in the Base Indenture.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall have the meaning specified in the Security Agreement.

“Excluded Capital Stock” shall have the meaning specified in the Security Agreement.

“Exclusively License” means granting an exclusive license to the Material Intellectual Property for use in the Field.

“Fair Market Value” means, with respect to any Property at the time of determination, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by an Officer of the Issuer or such Officer’s designee, in such Officer’s or such Officer’s designee’s sole discretion.

“FATCA” shall have the meaning specified in Section 4.07(a)(E).

“FDA” means the U.S. Food and Drug Administration.

“Field” means the development and commercialization of the Products for therapeutic use in primary biliary cholangistis (PBC) in the Territory.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)               a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Wholly Owned Subsidiaries and the employee benefit plans of the Issuer and its Wholly Owned Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity representing more than 50% of the voting power of the Issuer’s Common Equity;

(b)               the consummation of (1) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one of the Issuer’s Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction of the type described in clause (2) in which the holders of all classes of the Issuer’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (y) any merger or consolidation of the Issuer solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of all outstanding shares of Common Stock solely into shares of common stock of the successor corporation shall be a Fundamental Change pursuant to this clause (b);

(c)               the stockholders of the Issuer approve any plan or proposal for the liquidation or dissolution of the Issuer; or

(d)               the Common Stock (or ADRs or other common stock, Common Equity interests or ordinary shares into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) for more than one Trading Day;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Issuer, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares, Common Equity interests or ADRs that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to the Issuer in this definition shall instead be references to such other entity. For purposes of this definition, any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of such definition shall be deemed a Fundamental Change solely under clause (b) of such definition.

“Fundamental Change Issuer Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Global Note” shall have the meaning specified in Section 2.05(d) and shall constitute a Global Security for purposes of the Base Indenture.

“Guaranteed Obligations” shall have the meaning specified in Section 12.01.

“Guarantor” means each Subsidiary of the Issuer that is or becomes a party to this Indenture and the Collateral Documents pursuant to Section 4.08.

“Guarantor Cash Threshold” means an amount of cash and Cash Equivalents held in Deposit Accounts or Securities Accounts of the Subsidiaries of the Issuer not exceeding (a) $4,000,000 for any Subsidiary or (b) $40,000,000 in the aggregate for all Subsidiaries of the Issuer.

“Immaterial Foreign Subsidiary” shall have the meaning specified in the Security Agreement.

“Indebtedness” means, with respect to any specified Person, (a) any indebtedness of such Person (excluding, for the avoidance of doubt, accrued expenses, trade payables and hedging obligations) in respect of borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (c) all obligations described in clauses (a), (b) and (d) of others secured by any Lien on any asset owned or held by such Person regardless of whether the obligations secured thereby have been assumed by such Person or is non-recourse to the credit of such Person and (d) any guarantee by such Person of obligations of obligations described in clauses (a) and (b) of another.

“Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Intellectual Property” shall have the meaning specified in the Security Agreement.

“Intercompany License” means the exclusive license of Intellectual Property as granted pursuant to that certain License Agreement, dated and effective as of May 22, 2015, by and between the Issuer and Intercept Pharma Europe Ltd.

“Interest Payment Date” means each February 15 and August 15 of each year, beginning on February 15, 2022.

“Issuer” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 11 hereof, shall include its successors and assigns.

“Last Reported Sale Price” of the Common Stock on any date means, as determined by the Issuer, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. The “Last Reported Sale Price” shall be determined without reference to after-hours trading or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date the Issuer obtains from one or more nationally recognized independent investment banking firms selected by the Issuer for this purpose.

“Lien” means, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease, sublease, license or sublicense (other than an exclusive license securing Indebtedness) be deemed to constitute a Lien.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in subclause (x) of clause (b) of the definition thereof).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion, (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Intellectual Property” means any Intellectual Property that is material to the operation of the business of the Issuer and its Subsidiaries, taken as a whole; provided, that the parties hereto acknowledge that, as of the date hereof, no Intellectual Property other than the issued patents that are listed in the FDA’s Orange Book List of Approved Drug Products With Therapeutic Equivalence Evaluations for OCALIVA (NDA 207999) and the trademarks for OCALIVA and the design mark associated therewith shall be considered to be material to the business of Issuer and its Subsidiaries, taken as a whole; provided, however, that (i) any licenses or rights in Intellectual Property granted by the Issuer to any Subsidiary or licenses or rights between, or among, any Subsidiaries in existence on the date of the Indenture, including, without limitation, the licenses and rights in Intellectual Property granted pursuant to the Intercompany License, and (ii) any non-exclusive licenses or licenses that are exclusive only in respect of immaterial rights, fields or territories, shall, in each case, not constitute ownership of Material Intellectual Property (or a transfer or disposition of Material Intellectual Property).

“Maturity Date” means February 15, 2026.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Moody’s” means Moody’s Investor Services, Inc. or any successor by merger or consolidation to its business.

“Mortgage” means an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a valid first priority Lien (subject, as to priority, to Permitted Liens) in favor of the Collateral Agent on Mortgaged Property, with such schedules and including such provisions as shall be necessary, in the good faith determination of the Issuer, to conform such document to applicable local law or as shall be customary under applicable local law.

“Mortgaged Property” means each fee owned Real Property, if any, which shall be subject to a Mortgage delivered after the date of this Indenture pursuant to Section 4.08(c).

“Note” or “Notes” shall have the meaning specified in the third paragraph of the recitals of this Supplemental Indenture.

“Note Guarantee” means the guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Note Party” means, collectively, the Issuer and the Guarantors.

“Notes Documents” means this Indenture, the Notes, the Note Guarantees and the Collateral Documents.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer arising under this Indenture or the Collateral Documents or otherwise with respect to any Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer of any proceeding under any Debtor Relief Laws naming the Issuer as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Issuer under the Indenture or the Collateral Documents include any obligations to pay principal, interest, reimbursement obligations, charges, expenses, fees, disbursements, attorney costs, indemnities and other amounts, in each case, payable by Issuer under the Indenture or the Collateral Documents.

“Observation Period” with respect to any Note surrendered for conversion means: (i) if the relevant Conversion Date occurs prior to November 15, 2025 and the Issuer has not issued a Redemption Notice with respect to the Notes, the 40 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after November 15, 2025 and the Issuer has not issued a Redemption Notice with respect to the Notes, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date; and (iii) if the relevant Conversion Date occurs on or after the date on which the Issuer issues a Redemption Notice with respect to the Notes and prior to the relevant Redemption Date (even if the relevant Conversion Date occurs on or after November 15, 2025), the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date.

“Officer” means, with respect to the Issuer, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” shall have the meaning specified in Section 16.02.

“Original Issue Date” shall mean August 17, 2021.

“Outstanding” means, with respect to any Note, that such Note is considered “Outstanding” under the definition thereof in the Base Indenture; provided that all references to “U.S. Government Obligations” in such definition shall be disregarded with respect to the Notes (solely with respect to obligations described in clause (b) therein); and provided, further, that the following Notes shall be deemed to not be “Outstanding” for purposes of this Supplemental Indenture:

(a)               Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)               Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside and segregated in trust by the Issuer (if the Issuer shall act as its own paying agent);

(c)               Notes that have been paid pursuant to Section 2.09 of the Base Indenture or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.09 of the Base Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by “protected purchasers” in due course;

(d)               Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.07;

(e)               Notes redeemed pursuant to Article 16;

(f)                Notes repurchased by the Issuer pursuant to the penultimate sentence of Section 2.09; and

(g)               Notes repurchased by the Issuer pursuant to Article 15.

“Paying Agent” means the office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase in accordance with Section 3.02 of the Base Indenture.

“Permitted Commercialization Arrangement” means any bona fide, arm’s-length commercialization, research and development, manufacturing and other collaborative arrangements entered into in the good faith business judgment of the Issuer where such arrangements provide for licenses to (or options to license) the Property of the Issuer or any Guarantor with Persons (or Affiliates of Persons) with a primary line of business in the development, commercialization or manufacture of pharmaceutical products or devices.

“Permitted Lien” means any:

(a)               Liens existing on the date hereof (other than Liens securing the Notes (including the Additional Notes));

(b)               Liens in favor of the Issuer or its Subsidiaries;

(c)               Liens on the Collateral which are junior in priority to the Lien securing the Notes;

(d)               Liens on assets acquired, constructed, altered, improved or repaired by the Issuer or any of its Subsidiaries and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation), construction, alteration, improvement or repair (or the completion of such construction, alteration, improvement or repair or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the price thereof so long as such Liens are no greater than the payment or price, as the case may be, for the assets acquired, constructed, altered, improved or repaired (plus an amount equal to any fees ,expenses or other costs payable in connection therewith);

(e)               Liens securing Indebtedness which is owed to the Issuer or a Subsidiary of the Issuer;

(f)                (x) Liens for Taxes not yet due and payable and Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States, (y) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and (z) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law;

(g)               (x) Liens securing obligations with respect to Capital Leases and Purchase Money Debt and (y) any interest or title of a lessor under leases entered into by the Issuer or any Subsidiary of the Issuer in the ordinary course of business;

(h)               Liens incurred (x) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and (y) pursuant to pledges and deposits of cash or Cash Equivalents in the ordinary course of business securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clause (x);

(i)                Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(j)                Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(k)               Liens on cash or Cash Equivalents (or the accounts in which such cash or Cash Equivalents are held) arising in connection with the defeasance, discharge or redemption of Indebtedness;

(l)                 in connection with the sale or transfer of any Capital Stock or other assets in a transaction not prohibited hereby, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(m)              Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(n)               Liens securing or otherwise arising from judgments not constituting an Event of Default;

(o)               Liens at any one time outstanding securing obligations in a principal amount not to exceed $5,000,000; and

(p)               Liens securing the Notes (other than Additional Notes).

“Permitted Refinancing Indebtedness” means with respect to any Indebtedness of any Person, any refinancing, refunding, renewal, replacement, defeasance, discharge or extension of such Indebtedness (each, a “refinancing”, with “refinanced” having a correlative meaning); provided, that (a) the aggregate principal amount (or accreted value, if applicable) does not exceed the then outstanding aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, except by an amount equal to all unpaid accrued or capitalized interest thereon, any make-whole payments or premium (including tender premium) applicable thereto or paid in connection therewith, any swap breakage costs and other termination costs related to hedge agreements, plus upfront fees and original issue discount on such refinancing Indebtedness, plus other customary fees and expenses in connection with such refinancing, (b) such refinancing has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced, (c) the borrower/issuer under such refinancing is the same Person that is the borrower/issuer under the Indebtedness being so refinanced and the other Persons that are (or are required to be) obligors under such refinancing are not more expansive than the Persons that are (or are required to be) obligors under the Indebtedness being so refinanced, except that any Guarantor may be an obligor thereof if otherwise permitted by this Indenture, (d) in the event such Indebtedness being so refinanced is contractually subordinated in right of payment to the Obligations, such refinancing shall contain subordination provisions that are substantially the same (as determined in good faith by the Issuer) as those in effect prior to such refinancing or are not materially less favorable, taken as a whole (as determined in good faith by Issuer), to the Secured Parties than those contained in the Indebtedness being so refinanced or are otherwise reasonably acceptable to the Trustee and (e) such refinancing does not provide for the granting or obtaining of collateral security from, or obtaining any lien on any assets of, any Person, other than collateral security obtained from Persons that provided (or were required to provide) collateral security with respect to Indebtedness being so refinanced (so long as the assets subject to such liens were or would have been required to secure the Indebtedness so refinanced).

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Pledged Securities” shall have the meaning specified in the Security Agreement.

“Pledgor” shall have the meaning specified in the Security Agreement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 of the Base Indenture in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Private Placement Legend” has the meaning provided in Exhibit C to this Supplemental Indenture.

“Products” means (i) the commercially marketed OCALIVA product (NDA 207999) and (ii) the fixed dose combination product of obeticholic acid and bezafibrate under development by the Issuer and its Subsidiaries.

“Property” means, with respect to any Person, an interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Indebtedness:

(a)               incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Stock) of such Person or any Subsidiary; or

(b)               that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (including additions and improvements thereto, and any casualty insurance proceeds with respect thereto); provided, however, that individual financings of assets provided by one lender may be cross collateralized to other financings of assets provided by such lender;

and in either case that does not exceed 100% of the cost of such assets (including the installation, delivery and construction costs and additions and improvements thereto).

“QIB” or “Qualified Institutional Buyer” means a “qualified institutional buyer,” as that term is defined in Rule 144A.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise). The definition of “record date” in the Base Indenture shall not apply to the Notes, and, solely for purposes of the Notes, references to “record date” in the Base Indenture (other than in Section 7.02 of the Base Indenture) shall be deemed instead to be references to “Regular Record Date” as such term is defined in this Supplemental Indenture.

“Redemption Date” shall have the meaning specified in Section 16.03(a).

“Redemption Notice” shall have the meaning specified in Section 16.03(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.02, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date shall be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price shall be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date” or “regular record date,” with respect to any Interest Payment Date, shall mean the February 1 or August 1 (whether or not such day is a Business Day) immediately preceding the applicable February 15 or August 15 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.07(a).

“Reporting Obligations” shall have the meaning specified in Section 6.04.

“Resale Restriction Termination Date” has the meaning provided in Exhibit C to this Supplemental Indenture.

“Restricted Common Stock Legend” has the meaning provided in Exhibit D to this Supplemental Indenture.

“Restricted Debt” means (x) any unsecured Indebtedness with an aggregate principal amount of $75,000,000 or greater or (y) any Indebtedness that is subordinated in right of payment to the Notes. For the avoidance of doubt, the Notes shall not constitute Restricted Debt.

“Restricted Debt Payment” means any payment in cash in respect of the principal of (including any paid-in-kind principal) any Restricted Debt, including, without limitation, any payment at stated maturity, the principal portion of any amortization payment, any purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt, and any sinking fund or similar deposit in respect of such Restricted Debt.

“Restricted Global Note” shall have the meaning specified in Section 2.03(b).

“Restricted Payment” means any (a) declaration or payment of any cash dividend or making of any cash payment or distribution on account of the Common Stock or any preferred stock of the Issuer or (b) purchase, redemption, defeasance or other acquisition or retirement for value of any Common Stock or preferred stock of the Issuer.

“Restricted Security” means any Note except for (a) a Note from which the Private Placement Legend has been removed in accordance with the terms of the Notes and (b) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Securities.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or such other market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Secured Parties” shall have the meaning specified in the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Account” shall have the meaning specified in the Security Agreement.

“Security Agreement” means that certain Security Agreement, dated the date hereof, between the Issuer and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more Security Joinder Agreements or otherwise.

“Security Agreement Collateral” means all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the date of this Indenture or thereafter pursuant to the Indenture or the Collateral Documents.

“Security Joinder Agreement” means a joinder agreement substantially in the form of Exhibit 1 to the Security Agreement.

“Settlement Amount” shall have the meaning specified in Section 14.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Issuer.

“Settlement Notice” shall have the meaning specified in Section 14.02(a)(iii).

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Issuer that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” means (i) with respect to any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change where the holders of Common Stock receive solely cash in exchange for the Common Stock, the cash amount paid per share in such Make-Whole Fundamental Change, (ii) with respect to any other Make-Whole Fundamental Change, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change, (iii) with respect to any conversion in connection with an Optional Redemption, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the related Redemption Notice is provided to Holders by the Issuer and (iv) with respect to any Stock Price Condition Conversion, the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the last Trading Day of the quarter immediately preceding the Stock Price Condition Conversion Quarter.

“Stock Price Condition” shall have the meaning specified in Section 14.01(b)(iv).

“Stock Price Condition Conversion” shall have the meaning specified in Section 14.01(b)(iv).

“Stock Price Condition Conversion Quarter” shall have the meaning specified in Section 14.01(b)(iv).

“Subsidiary” means, notwithstanding anything in the Base Indenture to the contrary, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.02(a).

“Supplemental Indenture” shall have the meaning specified in the first paragraph of this Supplemental Indenture.

“Survey” means either (1) an American Land Title Association/American Congress on Surveying and Mapping form survey, for which all necessary fees (where applicable) have been paid or reasonably satisfactory arrangements have been made for payment, certified to the Collateral Agent and the issuer of the Title Policies by a land surveyor duly registered and licensed in the States in which the Property described in such surveys is located, or (2) such documentation as is sufficient for the Title Company to remove the standard survey exception from the Title Policy for such Property and provide reasonably required survey coverage and survey-related endorsements.

“Surviving Entity” shall have the meaning specified in Section 4.07(a).

“Taxes” shall have the meaning specified in Section 4.07(a).

“Territory” shall mean the United States of America.

“Title Company” means any title insurance company as shall be retained by the Issuer.

“Title Policy” means, with respect to each Mortgage, a policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first priority mortgage Lien (subject to Permitted Liens) on the Mortgaged Property described therein in an amount equal to not less than the Fair Market Value of such Mortgaged Property, which policy (or such marked-up commitment) shall be issued by a Title Company, and contain customary endorsements (as determined in good faith by the Issuer) and no exceptions to title other than Permitted Liens.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; provided further that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Issuer selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” shall have the meaning specified in the Security Agreement.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%” and references to “shares” in the definition of Subsidiary shall exclude directors’ qualifying shares.

Section 1.02.                 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.10(d), Section 4.10(e) or Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03.                  References to Principal. Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Security or Note in the Base Indenture or this Supplemental Indenture shall be deemed to include the Redemption Price and the Fundamental Change Repurchase Price, if, in such context, the Redemption Price and/or the Fundamental Change Repurchase Price (as applicable) is, was or would be payable in accordance with Article 15 or Article 16, as applicable. Unless the context otherwise requires, any express mention of the Redemption Price or the Fundamental Change Repurchase Price in any provision hereof shall not be construed as excluding the Redemption Price or the Fundamental Change Repurchase Price, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.                 Scope of Supplemental Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time in accordance herewith, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes shall constitute a single series of Securities, and with regard to any matter requiring the consent under the Base Indenture of holders of multiple series of Securities voting together as a single class, the consent of Holders of the Notes voting as a separate class shall also be required and the same threshold shall apply. The provisions of this Supplemental Indenture shall supersede, with respect to the Notes, any conflicting provisions in the Base Indenture.

Section 2.02.                 Designation and Amount. The Notes are hereby created and authorized as a single series of Securities under the Base Indenture. The Notes shall be designated as the “3.50% Convertible Senior Secured Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $500,000,000, subject to Section 2.09 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 10.05, Section 14.02 or Section 15.04 hereof or Section 2.08, Section 2.09 or Section 2.11 of the Base Indenture.

Section 2.03.                 Form of Notes; Restricted Securities.

(a)               The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Issuer, the Trustee and the Collateral Agent, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Issuer in accordance with the Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

(b)               Notes offered and sold by the Issuer to QIBs in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear the Private Placement Legend (the “Restricted Global Note”).

(c)               Notes issued after the Original Issue Date shall be issued initially in the form of one or more fully registered Global Notes, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided and shall bear any legends required by applicable law.

(d)               If a beneficial interest in the Restricted Global Note is to be transferred after the relevant Resale Restriction Termination Date with respect to such Note, the Security Register shall reflect on its books and records the date and (A) a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred and (B) an increase in the principal amount of a Global Note that does not bear the Private Placement Legend in an amount equal to the principal amount of the beneficial interest being so transferred, unless definitive notes shall have been issued in accordance with paragraph (e) of this Section 2.03, in which case the beneficial interest to be transferred shall be issued in the form of one or more fully registered definitive Notes in accordance with the terms hereof.

(e)               The Global Notes may not be transferred except by the Depositary, in whole and not in part, to another nominee of the Depositary or to a successor of the Depositary or its nominee. If at any time (i) the Depositary notifies the Issuer that the Depositary is unwilling to continue as the Depositary for the Global Notes or ceases to be a clearing agency, and the Issuer fails to appoint a successor Depositary within ninety (90) days, or (ii) if the Issuer so elects, or if there is an Event of Default under the Notes and the Issuer, the Trustee or the Security Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more definitive notes, then the Issuer shall execute, and the Trustee shall, upon receipt of an Issuer Order for authentication, authenticate and deliver, definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes, which the Depositary will distribute to its participants.

(f)                Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note bearing the Private Placement Legend shall bear the Restricted Common Stock Legend (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Issuer with written notice thereof to the Trustee and any transfer agent for the Common Stock). Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Common Stock Legend.

(g)               Without limiting the generality of any other provision of this Indenture (including Section 4.10(d) and Section 4.10(e)), the Private Placement Legend affixed to any Note will be deemed, pursuant to this Section 2.03 and the footnote to such Private Placement Legend, to be removed therefrom upon the Issuer’s delivery to the Trustee of notice, signed on behalf of the Issuer by one of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Private Placement Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.03 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP number identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP number in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 2.03 and 4.10(e), such Global Note will not be deemed to be identified by “unrestricted” CUSIP number until such time as such exchange or procedure is effected.

Section 2.04.                 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Notwithstanding the first paragraph of Section 2.07 of the Base Indenture, accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)               The Person in whose name any Note (or its Predecessor Note) is registered on the Security Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Principal on any Physical Note shall be payable at the office or agency of the Issuer maintained by the Issuer for such purposes in the contiguous United States of America, which shall initially be the Corporate Trust Office. Principal on any Global Note shall be paid by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The Issuer shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Security Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $2,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, if such Holder has provided the Issuer, the Trustee or the Paying Agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The third paragraph of Section 2.07 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.04(b) and Section 2.04(c), and any reference in the Base Indenture to such paragraph of Section 2.07 shall, with respect to the Notes, be deemed to refer instead to this Section 2.04(b) and Section 2.04(c), as the context may require.

(c)               Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)                        The Issuer may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Issuer shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Issuer shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.04(c).

(ii)                        The Issuer may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.05.                  Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The third paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(a), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(a), as the context may require. Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 3.02 of the Base Indenture. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding. All Notes surrendered upon any exchange or transfer provided for in the Indenture shall be promptly cancelled and disposed of by the Trustee in accordance with the Trustee’s customary procedures and the record retention requirements of applicable securities laws. Upon request, the Trustee shall certify to the Issuer as to such cancellation.

(b)               The fifth paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(b), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(b), as the context may require. No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

(c)               The sixth paragraph of Section 2.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 2.05(c), and any reference in the Base Indenture to such paragraph of Section 2.08 shall, with respect to the Notes, be deemed to refer instead to this Section 2.05(c), as the context may require. None of the Issuer, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion; or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

(d)               So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the second paragraph of Section 2.05(e) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with the Indenture and the procedures of the Depositary therefor and shall be settled in same-day funds.

The Depositary shall be a clearing agency registered under the Exchange Act. The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

The ninth and tenth paragraphs of Section 2.08 of the Base Indenture shall be superseded by this paragraph of Section 2.05(d), and any reference in the Base Indenture to such paragraphs of such Section 2.08 thereof shall be deemed to refer instead to this paragraph of Section 2.05(d). At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(e)               The eighth paragraph of Section 2.08 of the Base Indenture shall be superseded by this Section 2.05(e), and any reference in the Base Indenture to such paragraph of such Section 2.08 thereof shall be deemed to refer instead to this Section 2.05(e).

If (i) the Depositary notifies the Issuer at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days, (iii) a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note and the Issuer, in its sole discretion, so permits or (iv) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Global Note requests that its beneficial interest therein be issued as a Physical Note, the Issuer shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Issuer Order and an Opinion of Counsel for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Global Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(e) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

(f)                Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Issuer (or any Person who was an Affiliate of the Issuer at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Issuer shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.07.

Section 2.06.                  Mutilated, Destroyed, Lost or Stolen Notes. The first sentence of the second paragraph of Section 2.09 of the Base Indenture shall be superseded by this Section 2.06, and any reference in the Base Indenture to such sentence of such Section 2.09 thereof shall be deemed to refer instead to this Section 2.06. No service charge shall be imposed by the Issuer, the Trustee, the Security Registrar, any co-Security Registrar or the Paying Agent upon the issuance of any substitute Note, but the Issuer may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.

Section 2.07.                  Cancellation of Notes Paid, Converted, Etc. Section 2.10 of the Base Indenture shall be superseded by this Section 2.07, and any reference in the Base Indenture to such Section 2.10 thereof shall be deemed to refer instead to this Section 2.07. The Issuer shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion (for the avoidance of doubt, other than pursuant to Section 14.12), if surrendered to any Person other than the Trustee (including any of the Issuer’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it, and except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of the Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures and the record retention requirements of applicable securities laws. Upon request, the Trustee shall certify to the Issuer as to such cancellation.

Section 2.08.                  CUSIP Numbers. The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.09.                  Additional Notes; Repurchases. The last paragraph of Section 2.03 of the Base Indenture shall be superseded by this Section 2.09, and any reference in the Base Indenture to such paragraph thereof shall be deemed to refer instead to this Section 2.09. The Issuer may, without the consent of the Holders and notwithstanding Section 2.02, reopen the Indenture and issue additional Notes under the Indenture with the same terms and with the same CUSIP number as the Notes initially issued hereunder (other than differences in the issue price, issue date and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal securities law or federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Issuer shall deliver to the Trustee an Issuer Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 11.05 of the Base Indenture, as the Trustee shall reasonably request. In addition, the Issuer may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Issuer), repurchase Notes in the open market or otherwise, with or without notice to Holders, whether by the Issuer or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Issuer shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.07 and such Notes shall no longer be considered Outstanding under the Indenture upon their repurchase.

Section 2.10.                  Special Transfer Restrictions.

(a)               Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note that is a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons): The Security Register shall register such transfer if it complies with all other applicable requirements of the Indenture and,

(i)                        if (x) such transfer is after the relevant Resale Restriction Termination Date with respect to such Note or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of such Note stating, or has otherwise certified to the Security Register, the Issuer and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of such Note stating, or has otherwise certified to the Security Register, the Issuer and the Trustee in writing, that it is purchasing such Note for its own account or an account with respect to which it exercises sole investment discretion, and that each of it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii)                        if the proposed transferor is or is acting through a member of, or participant in, the Depositary (“Agent Member”) holding a beneficial interest in a Global Note, upon receipt by the Security Register, the Issuer and the Trustee of (x) the forms, certifications and other information, if any, required by clause (b)(i)(y) above and (y) written instructions given in accordance with the procedures of the Security Register and of the Depositary, whereupon (A) the Security Register shall reflect on its books and records the date and a decrease in the principal amount of the relevant Global Note in an amount equal to the principal amount of the beneficial interest in the relevant Global Note to be transferred, and (B) if the proposed transferee is or is acting through an Agent Member, the Security Register shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the beneficial interest being so transferred.

(b)               Private Placement Legend. Unless otherwise required by applicable law, upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Security Register shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, then unless (i) the requested transfer is after the relevant Resale Restriction Termination Date with respect to such Notes, (ii) upon written request of the Issuer after there is delivered to the Security Register and the Issuer an opinion of counsel (which opinion of counsel is satisfactory to the Issuer) to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Notes are sold or exchanged pursuant to an effective registration statement under the Securities Act, the Security Register shall deliver only Notes that bear the Private Placement Legend.

(c)               Other Transfers. The Security Register shall effect and register, upon receipt of a written request from the Issuer to do so, a transfer not otherwise permitted by this Section 2.10, such registration to be done in accordance with the otherwise applicable provisions of this Section 2.10, upon the furnishing by the proposed transferor or transferee of a written opinion of counsel (which opinion of counsel is satisfactory to the Issuer) to the effect that, and such other certifications or information as the Issuer or the Trustee may require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

A Note that is a Restricted Security may not be transferred other than as provided in this Section 2.10. A beneficial interest in a Global Note that is a Restricted Security may not be exchanged for a beneficial interest in another Global Note other than through a transfer in compliance with this Section 2.10.

(d)               General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Supplemental Indenture and in the Private Placement Legend, as applicable, and agrees that it will transfer such Note only as provided in this Supplemental Indenture.

The Security Register shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.10 for so long as the Notes remain outstanding. The Issuer shall have the right to require the Security Register to deliver to the Issuer, at the Issuer’s expense, copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Register.

In connection with any transfer of any Note, the Trustee, the Security Register and the Issuer shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in conclusively relying upon the certificates, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Notes, or otherwise) received from any Holder or beneficial owner, and any transferee of any Note, regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Note and any other facts and circumstances related to such transfer.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01.                  Applicability of Article 10 of the Base Indenture.

(a)               Section 10.01 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 3 shall, with respect to the Notes, supersede in their entirety Section 10.01 of the Base Indenture, and all references in the Base Indenture to Section 10.01 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 3 or the applicable provisions set forth in this Article 3, respectively.

Section 3.02.                  Satisfaction and Discharge. The Indenture shall upon request of the Issuer contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Issuer, shall execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of the Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.09 of the Base Indenture) have been delivered to the Trustee for cancellation; or (ii) the Issuer has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash or cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Issuer’s Conversion Obligation, sufficient to pay all of the Outstanding Notes and all other sums due and payable under the Indenture by the Issuer; and (b) the Issuer has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. Notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Issuer to the Trustee under Section 6.06 of the Base Indenture shall survive.

Section 3.03.                  Covenant Termination.

(a)               Notwithstanding anything to the contrary herein, at the time that less than fifteen percent (15%) of the original principal amount of the Notes issued on the date of this Indenture remain outstanding, the Issuer and any Guarantor will, subject to the satisfaction of the conditions set forth in this Section 3.03, automatically be released from each of their obligations under the Collateral Documents and the covenants contained in Sections 4.08 through 4.15 with respect to the outstanding Notes (hereinafter, “Covenant Termination”), and such covenants shall no longer have any effect. For this purpose, Covenant Termination means that, with respect to the outstanding Notes and the Note Guarantees, the Issuer and any Guarantor may omit to comply with and shall have no liability in respect of any terms, condition or limitation set forth in any such Collateral Document or covenant, whether directly or indirectly, by reason of any reference elsewhere herein or therein to any such Collateral Document or covenant or by reason of any reference in any such Collateral Document or covenant to any other provision herein or therein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.02, but, except as specified in this Section 3.03, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.

(b)               In order to exercise Covenant Termination under clause (a) above, the Issuer shall have delivered an Officer’s Certificate to the Trustee and the Collateral Agent stating that less than fifteen percent (15%) of the original principal amount of the Notes issued on the date of this Indenture remains outstanding.

ARTICLE 4

PARTICULAR COVENANTS OF THE ISSUER

Section 4.01.                  Paying Agent and Conversion Agent. The Issuer hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the contiguous United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion and where notices and demands to or upon the Issuer in respect of the Notes and the Indenture may be served. The rights, privileges and immunities of the Trustee set forth in the Base Indenture shall be applicable to each of the Paying Agent, Security Registrar, Conversion Agent and Custodian.

Section 4.02.                  Provisions as to Paying Agent. (a) Section 10.04 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.02, and any reference in the Base Indenture to such Section 10.04 shall, with respect to the Notes, be deemed to refer instead to this Section 4.02, as the context may require. Notwithstanding anything in the Base Indenture to the contrary, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall, subject to applicable escheat law, be paid to the Issuer on request of the Issuer contained in an Officer’s Certificate, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Issuer shall, at its sole expense, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money and shares of Common Stock remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Issuer.

Section 4.03.                  Annual Compliance Certificate. Within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, the Issuer will deliver to the Trustee a written statement covering the previous fiscal year, signed by two of its officers, stating whether they have knowledge of any default by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in the Indenture that occurred during such fiscal year and is still continuing as of the date of such certificate. Section 3.05 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.03, and any reference in the Base Indenture to such Section 3.05 shall, with respect to the Notes, be deemed to refer instead to this Section 4.03.

Section 4.04.                  [RESERVED].

Section 4.05.                  Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.06.                  Further Instruments and Acts. Upon request of the Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 4.07.                  Additional Amounts.

(a)               If the Issuer amalgamates, consolidates with, merges with or into, or sells, conveys, transfers or leases its property and assets substantially as an entirety to, any Person and the resulting, surviving or transferee Person is not organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (such Person or any successor thereto, the “Surviving Entity”), then all payments and deliveries made by, or on behalf of, the Surviving Entity under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price), payments of interest and deliveries of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within the jurisdiction, excluding the United States, in which the Surviving Entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made by or on behalf of the Surviving Entity for purposes of the tax law of that jurisdiction (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Surviving Entity shall pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners after such withholding or deduction (and after deducting any Taxes imposed or levied by a Relevant Taxing Jurisdiction on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts will be payable for or on account of:

(A)          any Taxes to the extent such Taxes would not have been imposed but for:

(1)               the existence of any present or former connection between the Holder or such beneficial owners of such Note and the Relevant Taxing Jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, but excluding the mere holding or enforcement of such Note or the receipt of payments thereunder;

(2)               the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on such Note or the delivery of cash, Common Stock and other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note became due and payable pursuant to the terms thereof or was made or duly provided for; or

(3)               the failure of the Holder or such beneficial owners, to the extent they were legally entitled to do so, to comply with a timely request from the Surviving Entity to provide certification, information, documents or other evidence concerning such Holder’s or such beneficial owners’ nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owners;

(B)           any estate, inheritance, gift, sale, transfer, excise, personal property or similar Taxes;

(C)              any Taxes to the extent such Taxes result from the presentation of any Note for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the Note for payment to at least one other Paying Agent in a member state of the European Union;

(D)             any Taxes that are payable otherwise than by withholding from payments under or with respect to the Notes;

(E)              any Taxes required by sections 1471 through 1474 of the Code (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(F)              any combination of Taxes referred to in the preceding clauses (A) through (E).

Furthermore, Additional Amounts shall not be paid for any Taxes with respect to any payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on such Note or the delivery of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of such Note to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.

(b)               Any reference in the Indenture or the Notes in any context to the delivery of cash, Common Stock or other Reference Property (together with payment of cash in lieu of any fractional shares of Common Stock) upon conversion of any Note or the payment of principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and interest on, any Note or any other amount payable with respect to such Note, shall be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Section 4.07.

(c)               As a condition to receiving any Additional Amounts, each Holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in complying with any timely request from the Surviving Entity to provide any certification, information, documents or other evidence to confirm such Holder’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction (or to make any declaration or satisfy any other reporting requirement relating to such matters), if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder. Each Holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof to assist the Surviving Entity or Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. The Issuer shall furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing payment of any Taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation will be made available by the Trustee to the relevant Holders upon written request to the Trustee.

(d)               The obligations under this Section 4.07 shall survive any termination or discharge of the Indenture and any transfer by a Holder or beneficial owner of its Notes.

Section 4.08.      Covenant to Guarantee Obligations and Give Security. The Issuer will:

(a)               With respect to any Person that is or becomes a Subsidiary (other than an Immaterial Foreign Subsidiary) of the Issuer or any Guarantor after the date of this Indenture, promptly (and in any event within 60 days after such Person becomes a Subsidiary) deliver to the Collateral Agent the certificates, if any, representing all of the certificated Capital Stock (other than any Excluded Capital Stock) of such Subsidiary held by the Issuer or such Guarantor, as applicable, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock; provided that, during any period in which delivery is not practicable, impossible or otherwise restricted as a result of a force majeure (including, without limitation, a pandemic, outbreak or similar health issue), no certificates or instruments representing any Pledged Securities or Deliverable Intercompany Notes shall be required to be delivered to the Collateral Agent but shall be required to be delivered promptly after the expiration of any such period. If any Capital Stock of a Subsidiary of the Issuer or any Guarantor ceases to constitute Excluded Capital Stock but remains Capital Stock of a Subsidiary of the Issuer that is a Guarantor, then such Capital Stock shall be delivered pursuant to this Section 4.08 (within the time periods specified herein).

(b)               With respect to any Subsidiary of the Issuer that (i) owns any Material Intellectual Property or (ii) for any period exceeding 30 consecutive days (the last day of such period, the “Cash Trigger Date”), has cash and Cash Equivalents with an average daily balance in excess of the Guarantor Cash Threshold, such Subsidiary shall promptly (and in any event within 60 days after such Subsidiary comes to own such Material Intellectual Property or the Cash Trigger Date, as applicable), and the Issuer may at its option cause any Subsidiary to, (i) execute (x) a supplemental indenture substantially in the form of Exhibit B hereto to become a Guarantor, (y) a Security Joinder Agreement to cause such Subsidiary to become a Pledgor, and (z) appropriate joinder documentation with respect to the other Notes Documents (to the extent required under such other Notes Documents) and (ii) take all actions reasonably necessary to cause the Lien created by the applicable Collateral Document to be duly perfected to the extent required by such Collateral Document in accordance with all applicable law (as determined in good faith by the Issuer), including the filing of financing statements in the jurisdiction of incorporation or organization or such Person (or equivalent registrations); provided, that if Subsidiaries of the Issuer have cash and Cash Equivalents in excess of clause (b) of the Guarantor Cash Threshold for any period exceeding 30 consecutive days, then the Issuer shall designate which of such Subsidiaries shall become guarantors under this Section 4.08(b) to the extent necessary to cause such excess to be eliminated.

(c)               Promptly grant to the Collateral Agent (and in any event within 90 days of the acquisition thereof) a security interest in and Mortgage on each Real Property owned in fee by the Issuer and located in the United States as is acquired by the Issuer after the date of this Indenture and that, together with any improvements thereon, individually has a Fair Market Value of at least $10,000,000 as of the date of acquisition thereof (unless the subject Property is already mortgaged to a third party or is otherwise not required to constitute Collateral as of the date of the acquisition thereof). Such Mortgages shall be granted pursuant to the documentation reasonably necessary (as determined in good faith by the Issuer) to properly grant and perfect the Collateral Agent’s Liens in such Mortgaged Property and, upon recording or filing in the applicable land records, shall constitute valid and perfected first priority Liens granted to the Collateral Agent, subject only to Permitted Liens. The Collateral Agent is hereby authorized (but shall not be obligated) to ensure such Mortgages are duly recorded or filed in such manner and in such places as are required by applicable legal requirements to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages, provided that it is acknowledged and agreed that if, in connection with the recording of any Mortgage, a mortgage or other similar tax would be owed in respect of the entire amount of the Obligations, the amount secured by the applicable Mortgage shall be limited to an amount not in excess of the Fair Market Value of the Real Property and improvements secured by such Mortgage). Issuer shall (i) deliver to the Collateral Agent a “Standard Flood Determination Form” in a form approved by the Federal Emergency Management Agency (or any successor agency) which such form shall, to the extent required by applicable law, indicate whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency); and if any building on such property is located in an area designated to be a “flood hazard area,” evidence of flood insurance on such property obtained by the Issuer in accordance with Section 4.09; and (ii) otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as are reasonably necessary to confirm the validity, enforceability, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including Title Policy, a Survey and local counsel opinion in respect of such Mortgage) required to be subject to a Mortgage and shall take such actions relating to insurance and respect to such after-acquired Real Property and execute and/or deliver to the Collateral Agent such insurance certificates and other documentation (including with respect to title and flood insurance) as are reasonably necessary. In connection with the delivery of any Mortgage, the Issuer shall deliver to the Trustee and the Collateral Agent an Officer’s Certificate stating that the Issuer has complied with the requirements of this paragraph. Notwithstanding any other provision of this Indenture or any Collateral Document, no action will be required with respect to any Real Property located outside the United States.

(d)               If the Issuer determines in good faith that it is required by any applicable law to have appraisals prepared in respect of any Mortgaged Property, if any, the Issuer shall provide appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

(e)               Notwithstanding anything to the contrary herein or in the Collateral Documents, it is understood and agreed that the Issuer shall not be required to take any action outside the United States to grant, maintain or perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States, any State thereof or the District of Columbia); provided that the execution of documents by individuals outside of the United States and actions taken in connection therewith shall not, in and of themselves, constitute actions taken outside of the United States for purposes of the foregoing; provided, further, that with respect to the Issuer, if it becomes a non-U.S. Successor Company, or any Guarantor that is a Foreign Subsidiary, the Issuer or such Guarantor shall execute and deliver substantially equivalent documents, deliveries and filings to those that are described in Section 4.08(b) as determined in the good faith judgment of the Issuer to cause the Lien on the Collateral to be duly perfected in accordance with applicable law of the jurisdiction of the Issuer or such Guarantor (in each case, to the extent practicable in such jurisdiction).

Section 4.09.                  Maintenance of Insurance. The Issuer will maintain, with insurance companies that the Issuer believes (in the good faith judgment of the management of the Issuer) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance with respect to its insurable Property in at least such amounts (after giving effect to any self-insurance which the Issuer believes (in the good faith judgment of management of the Issuer) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Issuer believes (in the good faith judgment of the management of the Issuer) are reasonable and prudent in light of the size and nature of its business.

Section 4.10.                  Rule 144A Information Requirements and Annual Reports. (a) At any time the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b)               The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment or for which the Issuer is seeking to receive confidential treatment by the Commission, any correspondence with the Commission and any redacted material). Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.10(b) at the time such documents are filed via the EDGAR system. Section 4.02 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 4.10(b), and any reference in the Base Indenture to such Section 4.02 shall, with respect to the Notes, be deemed to refer instead to this Section 4.10(b).

(c)               Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)               If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Issuer fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Issuer shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Issuer’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates (or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding) as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.10(d), documents or reports that the Issuer is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Issuer furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)               If, and for so long as, the Private Placement Legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 385th day after the last date of original issuance of the Notes, the Issuer shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Private Placement Legend on the Notes has been removed or deemed removed in accordance with the terms of this Indenture, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Issuer’s Affiliates (or Holders that were the Issuer’s Affiliates at any time during the three months immediately preceding) (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f)                Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)               The Additional Interest that is payable in accordance with Section 4.10(d) or Section 4.10(e) shall be in addition to any Additional Interest that may accrue on the Notes as a result of the Issuer’s election pursuant to Section 6.04. In no event shall Additional Interest payable pursuant to Section 4.10(d), Section 4.10(e) and Section 6.04, in the aggregate, exceed 0.50% per annum of the principal amount of the Notes Outstanding.

(h)               If Additional Interest is payable by the Issuer pursuant to Section 4.10(d) or Section 4.10(e), the Issuer shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Issuer has paid Additional Interest directly to the Persons entitled to it, the Issuer shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.11.                  Impairment of Security Interest. The Issuer shall not, and shall not permit any of its Subsidiaries to, knowingly take or omit to take any action that would have the result of impairing the security interest with respect to the Collateral for the benefit of the Secured Parties; provided that the foregoing shall not prohibit the incurrence of Permitted Liens, the disposition of assets otherwise permitted or not prohibited under this Indenture or any other action or inaction that is otherwise permitted or not prohibited by this Indenture.

Section 4.12.                  Limitations on Specified Subsidiary Debt. The Issuer will not permit (i) Intercept Pharma Europe Ltd. (or any other Subsidiary of the Issuer that subsequently is granted the Intercompany License, including by assignment of the Intercompany License from Intercept Pharma Europe Ltd.), or (ii) any direct or indirect parent of Intercept Pharma Europe Ltd. (or any direct or indirect parent of such other Subsidiary of the Issuer that subsequently is granted the Intercompany License) to incur, assume or guarantee any unsecured Indebtedness (other than the Notes) unless such Person is or becomes a Note Party; provided that this limitation shall not apply to Indebtedness between or among the Issuer and its Subsidiaries or Indebtedness incurred in the ordinary course of business.

Section 4.13.                  Limitations on Secured Debt. The Issuer will not, and will not permit any Subsidiary that is not an Immaterial Foreign Subsidiary to, directly or indirectly, incur, assume or guarantee any Indebtedness (including any Additional Notes) secured by a Lien (other than any Permitted Lien) on the assets of the Issuer and its Subsidiaries.

Section 4.14.                  Limitation on Restricted Payments and Restricted Debt Payments.

(a)               The Issuer will not make any Restricted Payment other than:

(i)            payments made or expected to be made by the Issuer or any of its Subsidiaries in respect of withholding or similar taxes payable upon exercise or vesting of equity or equity-linked securities referencing Common Stock by any future, present or former employee, director, officer, member of management or consultant of the Issuer or any Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of such equity-linked securities or of Common Stock deemed to occur upon exercise or vesting of such Common Stock, stock options, warrants or other equity-based awards if Common Stock represents a portion of the exercise price or vesting of such options, warrants or awards;

(ii)           cash payments or payments in lieu of issuing fractional shares in connection with the exercise, vesting, conversion or grant of Common Stock or of warrants, options or other securities vesting as, convertible into or exchangeable for Common Stock of the Issuer or any direct or equity of indirect parent of the Issuer;

(iii)          payments in respect of Common Stock deemed to occur upon the redemption, purchase, conversion, discharge, defeasance or other repayment or acquisition of Indebtedness of the Issuer or any of its Subsidiaries that is convertible into, exchangeable for, or in reference to, Common Stock, including any Restricted Debt Payment made in compliance with Section 4.14(b);

(iv)         any Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Common Stock of the Issuer or equity of any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or arrangement, or any stock subscription or shareholder agreement; provided that the aggregate amount of Restricted Payments made under this clause (iv) do not exceed in any calendar year an amount equal to $2,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years), provided further that the repurchase of Common Stock deemed to occur upon the exercise of options, warrants or similar instruments if such Common Stock represent all or a portion of the exercise price thereof or payments or in lieu of the issuance of fractional shares of Common Stock or in respect of withholding to pay other taxes payable in connection therewith, will not be deemed to constitute a Restricted Payment;

(v)          the purchase by the Issuer of fractional shares arising out of stock dividends, splits, combinations, tenders or exchanges of Common Stock, stock options, other equity awards or business combinations and payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets;

(vi)          any Restricted Payment made in connection with the purchase by the Issuer of any of its Common Stock in connection with the issuance of the Notes or substantially concurrently with any other equity-linked securities;

(vii)         any Restricted Payment made by the Issuer to comply with the terms of the Indenture or the Collateral Documents; and

(viii)        other Restricted Payments in an aggregate amount not to exceed $5,000,000.

(b)               The Issuer will not make any Restricted Debt Payment other than:

(i)           any payments with respect to any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement thereof made by exchange for, or out of the proceeds of, Permitted Refinancing Indebtedness;

(ii)           any payments permitted by the applicable terms of subordination that are approved in accordance with Section 10.03 of this Indenture;

(iii)          (x) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Common Equity, and (y) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into, or by reference to, Common Equity (including, for the avoidance of doubt, settlement of such conversion in cash or a combination of cash and Common Equity);

(iv)         Restricted Debt Payments as part of applicable high-yield discount obligation catch-up payments;

(v)          any payments of principal pursuant to mandatory repurchase offers with respect to Restricted Debt (and related payments of interest) made in connection with any fundamental change repurchase offer (however characterized) (such offer, not including any payment for accrued but unpaid interest, not exceeding 101% of the outstanding principal balance of such Restricted Debt), provided that such Restricted Debt Payment may only be made concurrently with, or following, any payment of the Fundamental Change Repurchase Price hereunder in respect of the transaction giving rise to such fundamental change repurchase offer;

(vi)         with respect to the 2023 Convertible Notes or any Permitted Refinancing Indebtedness thereof, scheduled payments, including payment at maturity, and open market purchases, provided that the purchase price therefor shall not exceed 100% of the principal amount thereof; and

(vii)        any Restricted Debt Payment made by the Issuer or its Subsidiaries to comply with applicable laws or the terms of the Indenture or the Collateral Documents.

Section 4.15.                  Limitation on Transfers of Material Intellectual Property. No Note Party shall transfer any Material Intellectual Property to any Subsidiary of the Issuer, whether by way of Restricted Payment, investment, asset sale or other disposition or transfer, unless the transferee is, or such transferee becomes in accordance with Section 4.08, a Note Party hereunder and complies with all requirements under Section 4.08; provided, that any transfer or other disposition to a Subsidiary of (i) any licenses or rights in Intellectual Property granted by the Issuer to any Subsidiary or licenses or rights between, or among, any Subsidiaries in existence on the date of the Indenture, including, without limitation, the licenses and rights in Intellectual Property granted pursuant to the Intercompany License, and (ii) any non-exclusive licenses or licenses that are exclusive only in respect of immaterial rights, fields or territories, shall not be deemed a disposition or transfer under this Section 4.15, provided that neither the Issuer nor any Subsidiary of the Issuer may sell, Exclusively License or otherwise transfer title, ownership or exclusive rights to (excluding, for the avoidance of doubt, non-exclusive licenses or licenses that are exclusive only in respect of immaterial rights or fields or for outside of the Territory) any Material Intellectual Property for use in the Field to a Person that is not the Issuer or a Subsidiary of the Issuer.

ARTICLE 5

[INTENTIONALLY OMITTED]

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.                  Applicability of Article 5 of the Base Indenture. Article 5 of the Base Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article 6 shall, with respect to the Notes, supersede in its entirety Article 5 of the Base Indenture, and all references in the Base Indenture to Article 5 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the applicable provisions set forth in this Article 6, respectively.

Section 6.02.                 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)               default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b)               default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)               failure by the Issuer to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for a period of five (5) Business Days;

(d)               failure by the Issuer to issue a Fundamental Change Issuer Notice in accordance with Section 15.02(c), notice of a specified corporate transaction or Corporate Event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), notice of a Make-Whole Fundamental Change in accordance with Section 14.03 or notice of a Share Exchange Event in accordance with Section 14.07(a), in each case, when due, and such failure continues for a period of four (4) Business Days after the due date;

(e)               failure by the Issuer to comply with its obligations under Article 11;

(f)                failure by the Issuer for 90 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received by the Issuer to comply with any of its other agreements contained in the Notes or the Indenture;

(g)               default by the Issuer or any Significant Subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed that has a principal amount in excess of $35,000,000 (or its foreign currency equivalent) in the aggregate of the Issuer and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or the acceleration of payment of such indebtedness having been cured, rescinded, waived or annulled within 30 days after written notice of such acceleration having been received by the Issuer or such Significant Subsidiary or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after any applicable grace period) at its stated maturity (or, if later, at the expiration of any grace period provided in such indebtedness), upon required repurchase, upon declaration of acceleration or otherwise;

(h)               a final judgment for the payment of $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Issuer or any Subsidiary of the Issuer, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)                 the Issuer or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)                 an involuntary case or other proceeding shall be commenced against the Issuer or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(k)               any security interest and Liens purported to be created by any Collateral Document on any material portion of the Collateral shall cease to be in full force and effect or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Collateral Documents (including a valid and perfected security interest in and Lien on all of the Collateral thereunder in favor of the Collateral Agent) with respect to a material portion of the Collateral, or shall be asserted by or on behalf of the Issuer not to be a valid and perfected security interest in or Lien on the Collateral covered thereby (in each case, except (i) the failure of the Collateral Agent to maintain possession of possessory Collateral received by it, which failure is not a direct result of any act, omission, advice or direction of the Issuer, (ii) in connection with a transaction expressly permitted under the Indenture or the Collateral Documents, in each case solely to the extent such termination or release is permitted under the Indenture or the Collateral Documents or (iii) as a result of the satisfaction and discharge of this Indenture in accordance with Section 3.02 or a Covenant Termination in accordance with Section 3.03); or

(l)                 any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or any Guarantor denies or disaffirms its obligations under its Note Guarantee or gives notice to such effect.

Section 6.03.                  Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, determined in accordance with Section 7.04 of the Base Indenture, or the Trustee by notice in writing to the Issuer (and to the Trustee if given by Holders), may, subject to the provisions of the Indenture, declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable. If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Issuer or any Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Outstanding Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or deliver, as the case may be, or shall deposit with the Trustee, as applicable, an amount of cash and/or shares of Common Stock (or other Reference Property) sufficient to pay all installments of accrued and unpaid interest upon all Notes, all amounts of consideration due upon the conversion of any and all Notes that had been converted, and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest, to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time plus one percent) and amounts due to the Trustee pursuant to Section 6.06 of the Base Indenture, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.04.                 Additional Interest. Notwithstanding anything in the Indenture or in the Notes to the contrary, to the extent the Issuer elects, the sole remedy for an Event of Default relating to the Issuer’s failure to comply with its obligations as set forth in Section 4.10(b) (the “Reporting Obligations”) shall for the first 180 days after the occurrence of such an Event of Default (which, for the avoidance of doubt, shall not commence until the notice described in Section 6.02(f) has been given, and the related 90-day period described in Section 6.02(f) has passed) consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes Outstanding for each day during the first 90-day period after the occurrence of such Event of Default and (y) 0.50% per annum of the principal amount of the Notes Outstanding for each day from the 91st day until the 180th day following the occurrence of such Event of Default, in each case, during which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs. Additional Interest payable pursuant to this Section 6.04 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.10(d) or Section 4.10(e). In no event shall Additional Interest payable pursuant to Section 4.10(d), Section 4.10(e) and this Section 6.04, in the aggregate, exceed 0.50% per annum of the principal amount of the Notes Outstanding.

If the Issuer so elects to pay Additional Interest, any such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the Issuer’s failure to comply with the Reporting Obligations is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.03. The provisions of this Section 6.04 will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Issuer’s failure to comply with its Reporting Obligations. In the event the Issuer does not elect to pay Additional Interest following an Event of Default relating to the Reporting Obligations in accordance with this Section 6.04 or the Issuer elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default relating to the failure by the Issuer to comply with the Reporting Obligations, in accordance with this Section 6.04, the Issuer must notify in writing all Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period (which, for the avoidance of doubt, shall not commence until the notice described in Section 6.02(f) has been given, if applicable, and the 90-day time period described in Section 6.02(f) has passed). Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

Section 6.05.                  Payments of Notes on Default; Suit Therefor. Subject to Section 6.03, if an Event of Default described in clause (a) or (b) of Section 6.02 shall have occurred, the Issuer shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 6.06 of the Base Indenture. If the Issuer shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, or the Collateral Agent may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Notes under the Bankruptcy Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the event of any other judicial proceedings relative to the Issuer or such other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 6.06 of the Base Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 6.06 of the Base Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.06.                  Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in all of its capacities) under Section 6.06 of the Base Indenture and to the Collateral Agent for amounts due to it under this Indenture and the Collateral Documents;

Second, in case the principal of the Outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, plus one percent, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the Outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, plus one percent, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable, and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Issuer.

Section 6.07.                  Proceedings by Holders. Except to enforce the right to receive payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)               such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)               Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)               such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense (including fees and expenses of its counsel) to be incurred therein or thereby;

(d)               the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)               no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then Outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Section 6.08.                  Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 6.09.                Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.09 of the Base Indenture and Section 6.04, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.10.                  Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with the Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.02, (ii) a failure by the Issuer to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an Outstanding Note affected. Upon any such waiver the Issuer, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.11.                  Notice of Defaults. The Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Security Register (in the case of Physical Notes) or deliver to all Holders in accordance with the procedures of the Depositary (in the case of Global Notes) notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. This Section 6.11 shall supersede Section 5.11 of the Base Indenture and any reference in the Base Indenture to such Section 5.11 thereof shall be deemed to refer instead to this Section 6.11.

Section 6.12.                  Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding determined in accordance with Section 7.04 of the Base Indenture, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

[INTENTIONALLY OMITTED]

ARTICLE 8

Section 8.01.                  Collateral Documents. The payment of the principal, interest (including Additional Interest) and premium, if any, on the Notes and the Note Guarantees when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Note Guarantees, the payment of all other Obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Note Guarantees and the Collateral Documents and performance of all other obligations of the Issuer and any Guarantor to the Holders of the Notes or the Trustee under this Indenture and the Notes and any Note Guarantee, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents, which the Collateral Agent and the Issuer have entered into simultaneously with the execution of this Indenture, and will be secured by Collateral Documents delivered after the date of this Indenture as required or permitted by this Indenture.

Section 8.02.                  Collateral Agent.

(a)               The Collateral Agent agrees that it will hold the security interests in the Collateral created under the Collateral Documents to which it is a party as contemplated by this Indenture, and any and all proceeds thereof, for the benefit of, the Secured Parties, without limiting the Collateral Agent’s rights, including under this Section 8.02, to act in preservation of the security interest in the Collateral. The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate; provided, however, that no Collateral Agent hereunder shall be personally liable by reason of any act or omission of any other Collateral Agent hereunder.

(b)               Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness, or sufficiency of the Collateral Documents, for the creation, perfection, priority, sufficiency or protection of any Lien, including without limitation not being responsible for payment of any Taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens or Collateral Documents or any delay in doing so. Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for making any filings or recordings to perfect or maintain the perfection of the Collateral Agent’s Lien in the Collateral, including without limitation, the filing of any UCC financing statements, continuation statements, Mortgages or any filings with respect to the U.S. Patent and Trademark Office or U.S. Copyright Office.

(c)               The Collateral Agent will be subject to such directions as may be given to it by the Trustee from time to time (as required or permitted by this Indenture). Except as directed by the Trustee or any representatives of the Trustee as required or permitted by this Indenture, and only if indemnified to its satisfaction, the Collateral Agent will not be obligated:

(i)            to act upon direction purported to be delivered to it by any Person;

(ii)           to foreclose upon or otherwise enforce any Lien created under the Collateral Documents; or

(iii)          to take any other action whatsoever with regard to any or all of the Liens, Collateral Documents or Collateral.

(d)               The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens or Collateral Documents.

(e)               In acting as Collateral Agent hereunder and under the Collateral Documents, the Collateral Agent shall be entitled to conclusively rely upon and enforce each and all of the rights, privileges, immunities, indemnities and benefits of the Trustee under Article 6 of the Base Indenture; provided that in that context any references in such Article 6 of the Base Indenture to “Trustee” shall be references to “Collateral Agent” and references to “negligence” shall be references to “gross negligence”. Without limiting the immediately preceding sentence, the Collateral Agent shall be entitled to compensation, reimbursement and indemnity in the same manner as the Trustee as provided in Section 6.06 of the Base Indenture.

(f)                At all times when the Trustee is not itself the Collateral Agent, the Issuer will deliver to the Trustee copies of all Collateral Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents.

(g)               Notwithstanding any provision to the contrary contained elsewhere in the Indenture and the Collateral Documents, the duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Collateral Documents, to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, or any other party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Indenture and the Collateral Documents, or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in the Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(h)               The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Collateral Agent shall have received written notice from the Trustee or the Issuer referring to the Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.”

(i)                 No provision of this Indenture or any Collateral Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee unless it shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or the Collateral Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under any Mortgage or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause (i) if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(j)                 The parties hereto and the Holders hereby agree and acknowledge that neither the Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of the Indenture, the Collateral Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under the Indenture and the Collateral Documents, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause it to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause it to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent and reserves the right, instead of taking such action, to either resign or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Collateral Agent nor the Trustee shall be liable to any person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.

Section 8.03.                  Release of Collateral; Non-Disturbance.

(a)               Subject to Section 8.03(b) and (c) hereof, the Liens on the Collateral securing the Notes will be automatically released in whole or in part, as applicable, under one or more of the following circumstances:

(i)            in whole upon:

(A)             satisfaction and discharge of this Indenture as set forth under Section 3.02; or

(B)              a Covenant Termination under Section 3.03;

(ii)          in whole or in part, as applicable, with the consent of the requisite Holders of the Notes in accordance with Article 10 of the Indenture, including consents obtained in connection with a tender offer or exchange offer, or purchase of Notes; or

(iii)         in part, as to any asset constituting Collateral:

(A)             that is sold, transferred or otherwise disposed of by the Issuer or a Guarantor to any Person that is not the Issuer or a Guarantor in a transaction permitted by the Indenture or the Collateral Documents;

(B)              to the extent such asset ceases to be Collateral or is no longer required to be Collateral as a result of any transaction or any other event not prohibited by the Indenture; or

(C)              that is owned by a Guarantor that has been released from its Note Guarantee in accordance with Section 12.02, concurrently with the release of such Note Guarantee.

(b)               Upon the request of the Issuer, the Collateral Agent shall enter into a non-disturbance or similar agreement (which shall be customary and consistent with industry practice in the good faith judgment of the Issuer (“Accepted Forms”)) in connection with the licensing of the Collateral pursuant to a Permitted Commercialization Arrangement (other than ordinary course non-exclusive licenses subject to New York UCC Section 9-321), which requested agreement shall provide for the subordination of the Liens on the Collateral that is subject to such Permitted Commercialization Arrangement under the Indenture and the Collateral Documents to the rights of the licensee under the applicable Permitted Commercialization Arrangement; provided that the Issuer shall have certified to the Trustee and the Collateral Agent that such non-disturbance or other agreement is reasonably necessary to consummate the applicable licensing transaction. In connection with any such non-disturbance or similar agreement, the Issuer shall deliver to the Collateral Agent an Officer’s Certificate confirming that such agreement is on an Accepted Form.

(c)               With respect to any release of the Liens on the Collateral or the entry into a non-disturbance as provided in Section 8.03(b) above, upon receipt of an Officer’s Certificate and (solely with respect to Section 8.03(a)) an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Collateral Documents, as applicable, to such release or the entry into such agreements have been met and that it is proper for the Trustee or the Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release or the entry into such agreements, and in the case of any release any appropriate instruments of termination, satisfaction, discharge or release prepared by the Issuer, the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release and discharge of any Collateral permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release or the entry into any non-disturbance undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Collateral Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until such party receives such Officer’s Certificate (if applicable) and Opinion of Counsel.

(d)               At any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered notice of acceleration to the Collateral Agent, no release of the Liens on the Collateral pursuant to the provisions of this Indenture or the Collateral Documents shall be effective as against the Holders.

Section 8.04.                  Suits to Protect the Collateral. Subject to the provisions of the Collateral Documents, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings to protect or enforce the Liens securing the Notes or to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings to preserve or protect its interest and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Liens created under the Collateral Documents or be prejudicial to the interests of the Holders of the Notes).

Section 8.05.                  Authorization of Action to be Taken.

(a)               Each Holder of Notes consents and agrees to the terms of each Collateral Document, as originally in effect and as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Collateral Documents to which such party is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Collateral Documents to which either such party is party and to perform its respective obligations and exercise its respective rights and powers thereunder. Any request, demand, authorization, direction, notice, consent, waiver, approval, exercise of judgment or discretion, designation or other action provided or permitted by this Indenture to be given, taken or exercised by the Collateral Agent, shall be given, taken or exercised by the Collateral Agent at the direction of the Trustee who may seek directions from the Holders of a majority in principal amount of the Notes. Any notice, agreement, certificate or other document delivered to the Collateral Agent by the Issuer or any other Person in connection with any of the Indenture or the Collateral Documents, shall promptly be delivered by the Collateral Agent to the Trustee.

(b)               The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed under the Collateral Documents to which the Collateral Agent or the Trustee is a party and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c)               Subject to the provisions of Section 6.01 of the Base Indenture and Section 6.02 of the Base Indenture, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of any Holders, during the continuance of an Event of Default, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)            foreclose upon or otherwise enforce any or all of the Liens created under the Collateral Documents;

(ii)           enforce any of the terms of the Collateral Documents to which the Collateral Agent or Trustee is a party; or

(iii)          collect and receive payment of any and all Obligations to the extent then due and payable.

Section 8.06.                  Purchaser Protection. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 8 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer to make any such sale or other transfer.

Section 8.07.                  Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 8 upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any Responsible Officer or Responsible Officers thereof required by the provisions of this Article 8; and if the Trustee shall be in possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

Section 8.08.                  Release Upon Termination of the Issuer’s Obligations. In the event that the Issuer delivers to the Trustee an Officer’s Certificate certifying that (i) payment in full of the principal of, together with any premium and accrued and unpaid interest on, the Notes and all other Obligations under this Indenture and the Collateral Documents that are due and payable at or prior to the time such principal, together with any premiums and accrued and unpaid interest, are paid or (ii) Covenant Termination has occurred in compliance with the provisions of Section 3.03, the Trustee shall deliver to the Issuer a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Collateral Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done (at the expense of the Issuer) all acts reasonably requested by the Issuer to release and discharge such Lien as soon as is reasonably practicable.

Section 8.09.                  Collateral Agent; Collateral Documents.

(a)               U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Secured Parties under this Indenture and the Collateral Documents and U.S. Bank National Association hereby accepts such designation and appointment.

(b)               By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and Collateral Agent, as the case may be, to execute and deliver any Collateral Documents in which the Trustee or the Collateral Agent, as applicable, is named as a party, including any Collateral Documents executed after the date of this Indenture. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Collateral Agent are (a) expressly authorized to make the representations attributed to the Holders in any such agreements and (b) not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, any Collateral Documents, the Trustee and the Collateral Agent each shall have all the rights, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).

Section 8.10.                  Replacement of Collateral Agent.

(a)               The Collateral Agent may resign at any time by so notifying the Issuer in writing not less than 45 days prior to the effective date of such resignation. The Holders of a majority of the principal amount of the Notes then outstanding may remove the Collateral Agent by so notifying the removed Collateral Agent in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Collateral Agent with the Issuer’s written consent. If:

(i)                        The Collateral Agent shall cease to be eligible in accordance with the provisions of Section 6.09 of the Base Indenture and shall fail to resign after written request therefor by the Issuer or by any Holder,

(ii)                        The Collateral Agent shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(iii)                        the Collateral Agent otherwise becomes incapable of acting then, the Issuer may by a Board Resolution remove the Collateral Agent and appoint a successor collateral agent by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Collateral Agent so removed and one copy to the successor collateral agent, or, subject to the provisions of Section 6.12, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of itself and all others similarly situated, petition, at the Issuer’s expense, any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Collateral Agent and appoint a successor Collateral Agent.

(b)               If the Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Collateral Agent.

Section 8.11.                  Acceptance by Collateral Agent. Any successor Collateral Agent appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Collateral Agent herein; but, nevertheless, on the written request of the Issuer or of the successor Collateral Agent, the Collateral Agent ceasing to act shall, at the expense of the Issuer and subject to payment of any amounts then due pursuant to the provisions of Section 6.06 of the Base Indenture, execute and deliver an instrument transferring to such successor Collateral Agent all the rights and powers of the Collateral Agent so ceasing to act. Upon request of any such Collateral Agent, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights and powers. Any Collateral Agent ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such Collateral Agent as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 6.06 of the Base Indenture.

No successor Collateral Agent shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 6.09 of the Base Indenture.

Upon acceptance of appointment by a successor Collateral Agent as provided in Section 8.11, each of the Issuer and the successor Collateral Agent, at the written direction and at the expense of the Issuer, shall give or cause to be given notice of the succession of such Collateral Agent hereunder to the Holders in accordance with Section 11.04 of the Base Indenture. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be given at the expense of the Issuer.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01.                  Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)               to give any notice to the Issuer or to the Trustee or to give any directions to the Trustee permitted under the Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under the Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)               to remove the Trustee and nominate a successor trustee pursuant to the provisions of Section 6.10 of the Base Indenture;

(c)               to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.03; or

(d)               to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of the Indenture or under applicable law.

Section 9.02.                  Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 7.02 of the Base Indenture, shall be mailed to Holders of such Notes at their addresses as they shall appear on the Security Register. Such notice shall also be mailed to the Issuer. Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then Outstanding, and if the Issuer and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.                  Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then Outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Issuer or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04.                  Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

Section 9.05.                  Regulations. Notwithstanding any other provisions of the Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 9.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 7.04 of the Base Indenture, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.                  Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the Outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.                  No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of the Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01.              Applicability of Article 8 of the Base Indenture. Article 8 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 10 shall, with respect to the Notes, supersede in their entirety Article 8 of the Base Indenture, and all references in the Base Indenture to Article 8 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 10 or the applicable provisions set forth in this Article 10, respectively.

Section 10.02.              Supplemental Indentures Without Consent of Holders. The Issuer or any Guarantor (with respect to its Note Guarantee), when authorized by the resolutions of the Board of Directors, the Trustee and the Collateral Agent, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or any amendment or supplement to any Notes Documents for one or more of the following purposes:

(a)               to cure any ambiguity, omission, defect or inconsistency;

(b)               to provide for the assumption by a Successor Company of the obligations of the Issuer under the Indenture and the Notes pursuant to Article 11 hereof;

(c)               to add guarantees with respect to the Notes, or to confirm and evidence the release, termination or discharge of any guarantee with respect to the Notes when such release, termination or discharge is provided for under this Indenture or the other Notes Documents, as applicable;

(d)               to provide for the release of Collateral from the Lien pursuant to this Indenture and the Collateral Documents when permitted or required by this Indenture;

(e)               to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for its benefit and the benefit of the Secured Parties as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Collateral Documents or otherwise;

(f)                to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(g)               to provide for an adjustment to the Conversion Rate of the Notes as required or permitted by the Indenture;

(h)               to evidence any change in the Trustee as permitted by the Indenture;

(i)                 to reflect the issuance of additional Notes as permitted by the Indenture;

(j)                 to irrevocably elect a Settlement Method or a Specified Dollar Amount, or to eliminate the Issuer’s right to elect a Settlement Method;

(k)               to make any change that does not adversely affect the rights of any Holder in any material respect (as determined in good faith by the Issuer and evidenced by an Officer’s Certificate);

(l)                 in connection with any Share Exchange Event, to provide that the Notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07 (as determined in good faith by the Issuer and evidenced by an Officer’s Certificate);

(m)             to comply with the rules of the Depositary; or

(n)               to provide for the acceptance of appointment by a successor trustee pursuant to Section 6.10 of the Base Indenture or facilitate the administration of the trusts under the Indenture by more than one Trustee.

Upon the written request of the Issuer, the Trustee and the Collateral Agent are hereby authorized to join with the Issuer in the execution of any such supplemental indenture or any amendment or supplement to any Notes Document, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to, but may in their discretion, enter into any supplemental indenture or any amendment or supplement to any Notes Document that affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under the Indenture or otherwise.

Any supplemental indenture or any amendment or supplement to any Notes Document authorized by the provisions of this Section 10.02 may be executed by the Issuer, the Trustee and the Collateral Agent without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 10.03.

Section 10.03.              Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (determined in accordance with Article 7 of the Base Indenture and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Issuer or the Guarantors (with respect to their Note Guarantee), when authorized by the resolutions of the Board of Directors and the Trustee and the Collateral Agent, at the Issuer’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto or amendments or supplements to the Notes Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any Notes Document or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an Outstanding Note affected, no such supplemental indenture shall:

(a)               reduce the amount of Notes whose Holders must consent to an amendment;

(b)               reduce the rate of or extend the stated time for payment of interest on any Note;

(c)               reduce the principal of or extend the Maturity Date of any Note;

(d)               make any change that adversely affects the conversion rights of any Notes;

(e)               reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)                make any Note payable in a currency other than that stated in the Note and in the Indenture or at a place of payment other than a place located in the contiguous United States;

(g)               change the ranking of the Notes or any Note Guarantee in any manner adverse to Holders;

(h)               impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i)                 change the provisions of Section 4.07 in any manner adverse to Holders;

(j)                 make any change in the provisions of this Indenture or the Collateral Documents, in each case dealing with the application of proceeds of Collateral, that would adversely affect the Holders of the Notes in any material respect;

(k)               expressly subordinate the Notes or any Note Guarantee in right of payment to any other Indebtedness of the Issuer or any Guarantor or subordinate the Lien on the Collateral securing the Obligations or as otherwise provided for in the Collateral Documents to the Lien granted to secure any other Indebtedness (other than in accordance with the terms of this Indenture and the other Notes Documents);

(l)                 release all or substantially all of the value of the Note Guarantees of the Guarantors (except as expressly provided in the Notes Documents); or

(m)             make any change in any provision of this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.03 or Section 6.10, except to increase any such percentage or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the Holders of each Outstanding Note affected thereby.

In addition, notwithstanding the foregoing, any amendment to, or waiver of, the provisions of this Indenture or any Notes Document that has the effect of releasing all or substantially all of the Collateral shall require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding under this Indenture (including any consents obtained in connection with a tender offer or exchange for the Notes). If any amendment to, or waiver of, the provisions of this Indenture or any Notes Document to which it is a party affects the rights or obligations of the Collateral Agent, then in such case the consent of the Collateral Agent shall also be required.

Upon the written request of the Issuer, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.06, the Trustee and the Collateral Agent shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under the Indenture or otherwise, in which case they may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.03 to approve the particular form of any proposed supplemental indenture or any amendment or supplement to any Notes Document. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Issuer shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.04.              Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, the Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture of the Trustee, the Collateral Agent, the Issuer and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

Section 10.05.              Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Issuer’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of the Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.08) and delivered in exchange for the Notes then Outstanding, upon surrender of such Notes then Outstanding.

Section 10.06.              Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. In addition to the documents required by Section 11.05 of the Base Indenture, the Trustee and the Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or any amendment or supplement to any Notes Document executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.              Applicability of Article 9 of the Base Indenture.

(a)               Article 9 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 11 shall, with respect to the Notes, supersede in their entirety Article 9 of the Base Indenture, and all references in the Base Indenture to Article 9 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 11 or the applicable provisions set forth in this Article 11, respectively.

Section 11.02.              Issuer May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Issuer shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a)               the resulting, surviving or transferee Person (the “Successor Company”), if not the Issuer, shall be (1) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and validly existing under the laws of the Islands of Bermuda, the Cayman Islands, Canada, Guernsey, Jersey, the Republic of Ireland, Luxembourg, the Netherlands, Switzerland, France, Germany or the United Kingdom, and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture all of the obligations of the Issuer under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth in Section 4.07); and

(b)               immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture.

For purposes of this Section 11.02, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer to another Person, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to another Person.

Section 11.03.              Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Issuer, such Successor Company (if not the Issuer) shall succeed to and, except in the case of a lease of all or substantially all of the Issuer’s properties and assets, shall be substituted for the Issuer, with the same effect as if it had been initially named herein as the party. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such Successor Company instead of the Issuer and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Issuer to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Issuer” in the first paragraph of this Supplemental Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.04.              Opinion of Counsel to Be Given to Trustee. No such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.

ARTICLE 12

GUARANTEE

Section 12.01.              Guarantee. Subject to the provisions of this Article 12, each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes, the Trustee and the Collateral Agent the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes, fees, expenses, indemnities and all other Obligations and liabilities of the Issuer under this Indenture (including without limitation interest (including Additional Interest, if any) accruing after the filing of any petition or application in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Note Guarantees will rank senior in right of payment to such other Indebtedness.

To evidence its Note Guarantee set forth in this Section 12.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Note Guarantee set forth in this Section 12.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.

Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 12 notwithstanding any extension or renewal of any Guaranteed Obligation.

Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.

Each Guarantor further agrees that its Note Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.

Except as set forth in Section 12.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by the Collateral Agent or any Holder for the Guaranteed Obligations; (e) the failure of the Trustee, the Collateral Agent or any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Issuer; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity (other than, in each case, payment in full of the Obligations (other than contingent obligations and expense reimbursement not yet due and payable)).

Each Guarantor agrees that its Note Guarantee herein shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Guarantor is released from its Note Guarantee in compliance with Section 12.02 or Article 3. Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest (including Additional Interest, if any) on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy, insolvency or reorganization of the Issuer or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest (including Additional Interest, if any) on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition or application in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor whether or not a claim for post filing or post petition interest is allowed in such proceeding).

Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Note Guarantee.

Each Guarantor also agrees to pay any and all fees, costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by the Collateral Agent, Trustee or the Holders in enforcing any rights under this Section 12.01.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Issuer’s and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

Section 12.02.              Limitation on Liability; Termination, Release and Discharge.

(a)               Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution obligations under this Indenture, not render the obligations of such Guarantor under its Note Guarantee subject to avoidance under applicable law as a fraudulent conveyance, fraudulent transfer or unjust preference, including under federal, foreign, or state law, or otherwise void or voidable under any similar laws affecting the rights of creditors generally.

(b)               Any Note Guarantee of a Guarantor (x) in the case of clause (i) below, at the election of the Issuer, may be released and discharged and such Guarantor and its obligations under this Indenture and the other Notes Documents shall be released and discharged and (y) in the case of clauses (ii), (iii), (iv) and (v) below, shall be automatically (and without any further action on the part of the Issuer or any Secured Party) be released and discharged and such Guarantor and its obligations under this Indenture and the other Notes Documents shall be released and discharged:

(i)                        if after the date of this Indenture, such Guarantor ceases to own any Material Intellectual Property in a transaction permitted under this Indenture;

(ii)                        in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation or amalgamation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Issuer;

(iii)                        in connection with any sale or other disposition of the Capital Stock of such Guarantor after which such Guarantor is no longer a Subsidiary of the Issuer;

(iv)                        in connection with the dissolution of such Guarantor under applicable law; provided that the Person who receives the assets of such dissolving Guarantor shall be or become a Note Party if such Person is a Subsidiary of the Issuer; or

(v)                        upon discharge of the Notes or Covenant Termination, as provided in Article 3.

(c)               With respect to any release of any Note Guarantee, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the other Notes Documents, as applicable, to such release have been met and that it is proper for the Trustee or the Collateral Agent to execute and deliver the documents requested by the Issuer in connection with such release, and any instruments of termination, satisfaction, discharge or release prepared by the Issuer, the Trustee and the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release and discharge of any Note Guarantee permitted to be released pursuant to this Indenture. Neither the Trustee nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any other Notes Document to the contrary, the Trustee and the Collateral Agent shall not be under any obligation to execute and deliver any such instrument of release, satisfaction, discharge or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Section 12.03.              Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Note Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Issuer or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 12.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee, the Collateral Agent and the Holders and each Guarantor shall remain liable to the Trustee, the Collateral Agent and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 12.04.              No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee, the Collateral Agent or any Holder against the Issuer or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee, the Collateral Agent or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee, the Collateral Agent and the Holders by the Issuer on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee, the Collateral Agent and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

Section 12.05.              Subordination.. Notwithstanding any provision of this Indenture to the contrary, all rights of the Guarantors under Section 12.04, and all other rights of indemnity, contribution or subrogation under applicable law or otherwise, shall be fully subordinated to the payment in full in cash of the Obligations. No failure on the part of the Issuer or any Guarantor to make the payments required by Section 12.04 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01.              Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding November 15, 2025 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after November 15, 2025 and prior to the close of business on the Business Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 47.7612 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”). Neither the Trustee nor the Conversion Agent (if other than the Trustee) shall have any duty to determine or verify the Issuer’s determination of whether any of the conditions described in Section 14.01(b) have been satisfied. If the Notes are held by a Depositary, the Issuer shall reasonably cooperate with the Conversion Agent in the preparation of forms for conversion required by the Depositary’s applicable procedures.

(b)               (i) Prior to the close of business on the Business Day immediately preceding November 15, 2025, a Holder may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by Holders of at least $1,000,000 principal amount of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Supplemental Indenture. The Issuer shall provide written notice to the Bid Solicitation Agent (if other than the Issuer) of the three independent nationally recognized securities dealers selected by the Issuer pursuant to the definition of Trading Price, along with appropriate contact information for each, and shall direct such securities dealers to provide bids to the Bid Solicitation Agent (if other than the Issuer). The Bid Solicitation Agent (if other than the Issuer) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Issuer has requested such determination, and the Issuer shall have no obligation to make such request (or, if the Issuer is acting as Bid Solicitation Agent, the Issuer shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless Holders of at least $1,000,000 principal amount of Notes provide the Issuer with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for each Trading Day during the Measurement Period, at which time the Issuer shall instruct the Bid Solicitation Agent (if other than the Issuer) to determine, or if the Issuer is acting as Bid Solicitation Agent, the Issuer shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If (x) the Issuer is not acting as Bid Solicitation Agent, and the Issuer does not instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or if the Issuer instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, or (y) the Issuer is acting as Bid Solicitation Agent and the Issuer fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Issuer shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Issuer shall so notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee).

(ii)                        If, prior to the close of business on the Business Day immediately preceding November 15, 2025, the Issuer elects to:

(A)             issue to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance of any rights, options or warrants under a stockholder rights plan that are (x) transferable with shares of Common Stock, including shares of Common Stock delivered upon conversion, and (y) not exercisable until the occurrence of a triggering event; provided that such rights, options or warrants will be deemed issued under this subclause (A) upon the separation of such rights, options or warrants from the Common Stock, or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)              distribute to all or substantially all holders of the Common Stock the Issuer’s assets, securities (other than a distribution of the Common Stock as to which an adjustment was effected pursuant to Section 14.04(a)) or rights to purchase securities of the Issuer (other than (x) rights described in the immediately preceding subclause (A) or (y) any issuance of any rights, options or warrants issued under a stockholder rights plan that are (1) transferable with shares of Common Stock, including shares of Common Stock delivered upon conversion, and (2) not exercisable until the occurrence of a triggering event), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Issuer shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Issuer has given such notice, a Holder may surrender all or any portion of its Notes for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Issuer’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise convertible at such time. Notwithstanding the two immediately preceding sentences, Holders of the Notes will not be permitted to so surrender their Notes for conversion if such Holders are entitled to participate (solely as a result of holding the Notes), at the same time and upon the same terms as holders of the Common Stock, in such issuance or distribution without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)                        If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding November 15, 2025, regardless of whether a Holder has the right to require the Issuer to repurchase the Notes pursuant to Section 15.02, or if the Issuer is a party to a Share Exchange Event (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), the Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) by mail or electronic delivery (such notice, a “Corporate Event Notice”) as promptly as practicable following the date the Issuer publicly announces such Corporate Event or, in the case that no public announcement is made, the occurrence of such Corporate Event. Upon receiving notice or otherwise becoming aware of a transaction or event that would, if consummated, constitute a Corporate Event, the Issuer shall use commercially reasonable efforts to announce or cause the announcement of such Corporate Event in time to deliver the related Corporate Event Notice at least 50 Scheduled Trading Days prior to the anticipated effective date for such Corporate Event; provided that in no event shall the Issuer be required to provide such Corporate Event Notice to the Holders before the earliest of such time as the Issuer or its Affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such Corporate Event, (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Common Stock is then listed the circumstances giving rise to such Corporate Event and (c) have a reasonable basis to determine the anticipated effective date of such Corporate Event. Upon the Issuer’s delivery of a Corporate Event Notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the 35th Trading Day immediately following the effective date of such Corporate Event or, if such Corporate Event constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change Repurchase Date.

(iv)                        Prior to the close of business on the Business Day immediately preceding November 15, 2025, a Holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on December 31, 2021, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Issuer shall determine at the beginning of each calendar quarter commencing after December 31, 2021 whether the Notes may be surrendered for conversion in accordance with this clause (iv) and shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) by mail or electronic delivery if the Notes become convertible in accordance with this clause (iv). The condition referred to in this clause (iv) shall be deemed to be a “Stock Price Condition,” such quarter with respect to which such Stock Price Condition has been satisfied shall be deemed to be a “Stock Price Condition Conversion Quarter” and any conversion during such Stock Price Condition Conversion Quarter shall be deemed a “Stock Price Condition Conversion”.

(v)                        If the Issuer calls any or all of the Notes for redemption pursuant to Article 16 prior to the Maturity Date, then a Holder may surrender all or any portion of its Notes called for redemption for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert on account of the Issuer’s delivery of a Redemption Notice shall expire, unless the Issuer defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

Section 14.02.              Conversion Procedure; Settlement Upon Conversion.

(a)               Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Issuer shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)                        All conversions for which the relevant Conversion Date occurs on or after November 15, 2025, and all conversions for which the relevant Conversion Date occurs after the Issuer’s issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii)                        Except for any conversions for which the relevant Conversion Date occurs after the Issuer’s issuance of a Redemption Notice with respect to the Notes but prior to the related Redemption Date and any conversions for which the relevant Conversion Date occurs on or after November 15, 2025, the Issuer shall use the same Settlement Method for all conversions with the same Conversion Date, but the Issuer shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)                        If, in respect of any Conversion Date, the Issuer elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date, the Issuer shall deliver such Settlement Notice in writing to the Holders with a copy to the Trustee and the Conversion Agent (if other than the Trustee) no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and prior to the related Redemption Date, in such Redemption Notice or (y) on or after November 15, 2025, no later than November 15, 2025). If the Issuer does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Issuer shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to such conversion and the Issuer shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Issuer delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.

(iv)                        The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)             if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Issuer shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (and cash in lieu of fractional shares as provided herein);

(B)              if the Issuer elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Issuer shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)              if the Issuer elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Issuer shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)                        The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Issuer promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Issuer shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)               Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and any taxes payable as described in Section 14.02(d) or Section 14.02(e) (and therefore such Holder must allow for sufficient time to comply with the Depositary’s procedures if such Holder wishes to exercise its conversion rights) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent or by facsimile and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and any taxes payable as described in Section 14.02(d) or Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall notify the Issuer of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Issuer in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)               A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Issuer shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Issuer elects Physical Settlement (provided that for any Notes converted after the close of business on the Regular Record Date immediately preceding the Maturity Date, the Issuer shall deliver the consideration due in respect of the Conversion Obligation on the Maturity Date), or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Issuer shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation.

(d)               In case any Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)               If a Holder submits a Note for conversion, the Issuer shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)               Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)               Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below, and the Issuer shall not adjust the Conversion Rate for any accrued and unpaid interest on any converted Notes. The Issuer’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Issuer has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; (3) if the Issuer has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date or any Redemption Date shall receive the full interest payment due on the Maturity Date or such Redemption Date, as applicable, regardless of whether their Notes have been converted following such Regular Record Date.

(i)                 The Person in whose name any shares of Common Stock delivered upon conversion is registered shall be deemed to be the holder of record of such shares as of the close of business on the relevant Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement), as the case may be. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion as of the time immediately prior to the close of business on the Conversion Date.

(j)                 The Issuer shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Issuer has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 14.03.              Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes, Optional Redemptions and Stock Price Condition. (a) If a Make-Whole Fundamental Change or Optional Redemption occurs or becomes effective prior to the Maturity Date, or the Stock Price Condition is satisfied with repect to any calendar quarter commencing after the calendar quarter ending on September 30, 2022, and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, Optional Redemption or Stock Price Condition, the Issuer shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in subclause (x) of clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change). A conversion of Notes shall be deemed for these purposes to be “in connection with” an Optional Redemption if the Notice of Conversion is received by the Conversion Agent during the period from, and including, the date of the Redemption Notice and prior to the Business Day immediately prior to the related Redemption Date. A conversion of Notes shall be deemed for these purposes to be “in connection with” a Stock Price Condition if the Notice of Conversion is received by the Conversion Agent during the Stock Price Condition Conversion Quarter. Notwithstanding anything to the contrary in this Indenture or the Notes, a Holder shall not be entitled to receive Additional Shares upon a conversion (regardless of whether on the Conversion Date Additional Shares would have otherwise been deliverable) in connection with the occurrence of more than one of a Make-Whole Fundamental Change, an Optional Redemption or the satisfaction of the Stock Price Condition, and in the event that a conversion may be deemed to be (i) “in connection with” a Make-Whole Fundamental Change, “in connection with” an Optional Redemption and “in connection with” a Stock Price Condition, such conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change and not “in connection with” an Optional Redemption or “in connection with” a Stock Price Condition; (ii) “in connection with” a Make-Whole Fundamental Change and “in connection with” an Optional Redemption (but not “in connection with” a Stock Price Condition), such conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change and not “in connection with” an Optional Redemption; (iii) “in connection with” a Make-Whole Fundamental Change and “in connection with” a Stock Price Condition (but not “in connection with” an Optional Redemption), such conversion will be deemed to be “in connection with” a Make-Whole Fundamental Change and not “in connection with” a Stock Price Condition; and (iv) “in connection with” an Optional Redemption and “in connection with” a Stock Price Condition (but not “in connection with” a Make-Whole Fundamental Change), such conversion will be deemed to be “in connection with” an Optional Redemption.

For the avoidance of doubt, (a) if a Holder converts its Notes and the Conversion Date is prior to the Effective Date of a Make-Whole Fundamental Change, or the date of the Redemption Notice then, whether or not such Make-Whole Fundamental Change or Optional Redemption occurs, such Holder shall not be entitled to an increased Conversion Rate in connection with such Make-Whole Fundamental Change or Optional Redemption, and (b) if a Holder converts its Notes and the Conversion Date is not during the Stock Price Condition Conversion Quarter, then such Holder shall not be entitled to an increased Conversion Rate in connection with the Stock Price Condition satisfied with respect to such quarter.

(b)               Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), in connection with an Optional Redemption pursuant to Section 14.01(b)(v), or in connection with the Stock Price Condition pursuant to Section 14.01(b)(iv), the Issuer shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment pursuant to this Section 14.03), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Issuer shall notify the Trustee, the Conversion Agent (if other than the Trustee) and the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change.

(c)               The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the Effective Date and the Stock Price. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d)               The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares as set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)               The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

Effective Date	$ 16.75	$ 18.00	$ 19.00	$ 20.94	$ 24.00	$ 27.22	$ 35.00	$ 45.00	$ 60.00	$ 75.00	$ 100.00	$ 175.00
August 17, 2021	11.9402	11.9402	11.8095	9.8300	7.5750	5.9409	3.6400	2.2149	1.2240	0.7375	0.3314	0.0000
August 15, 2022	11.9402	11.9402	11.1242	9.0883	6.8179	5.2186	3.0643	1.8120	0.9873	0.5940	0.2671	0.0000
August 15, 2023	11.9402	11.6233	10.2395	8.1184	5.8275	4.2847	2.3506	1.3380	0.7233	0.4384	0.1993	0.0000
August 15, 2024	11.9402	10.5717	9.0421	6.7636	4.4450	3.0151	1.4651	0.8033	0.4448	0.2764	0.1279	0.0000
August 15, 2025	11.9402	8.7994	6.8758	4.2249	2.0396	1.0838	0.4360	0.2564	0.1548	0.0992	0.0459	0.0000
February 15, 2026	11.9402	7.7944	4.8704	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                        if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                        if the Stock Price is greater than $175.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)                        if the Stock Price is less than $16.75 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 59.7014 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)                Despite the occurrence of a Make-Whole Fundamental Change, an Optional Redemption or a Stock Price Condition, nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 to the extent applicable.

Section 14.04.              Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Issuer if any of the following events occurs, except that the Issuer shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)               If the Issuer exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Issuer effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CRO	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)               If the Issuer issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent such rights, options or warrants expire without delivery of shares of Common Stock, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)               If the Issuer distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the specific provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CRO	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Issuer, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall instead be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs to a “10 consecutive Trading Day period” shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to and including the Conversion Date in determining the Conversion Rate. If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to a “10 consecutive Trading Day period” shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by the Issuer to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Issuer’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)             a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)              a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Issuer (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)               If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a distribution as to which an adjustment to the Conversion Rate was effected pursuant to Section 14.04(e)), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or dividend;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Issuer distributes to all or substantially all holders of the Common Stock.

Any increase to the Conversion Rate pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)               If the Issuer or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires, references in this Section 14.04(e) with respect to “10” or “10th” shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to “10” or “10th” shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period. If the Issuer or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Issuer, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)                Notwithstanding this Section 14.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be deemed to be the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex- Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)               Except as stated herein, the Issuer shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)               In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Issuer’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Issuer’s securities are then listed, the Issuer may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Issuer shall mail to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)                 Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

  (i)                      upon the sale by the Issuer of shares of Common Stock at a price below the Conversion Price or otherwise;

 (ii)                      upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Issuer’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)                      upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Issuer or any of the Issuer’s Subsidiaries;

(iv)                      upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued or, in the case of notes, bonds or debentures that are convertible into shares of Common Stock, issued after the date the Notes were first issued (other than any such issuance described in Section 14.04(c) or Section 14.04(e) above for which an adjustment shall be made pursuant to such provisions);

 (v)                      for a third-party tender offer by any party other than a tender offer by one or more of the Issuer’s Subsidiaries as described in Section 14.04(e) above;

(vi)                      upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program (including pursuant to structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives) or other buy-back transaction, in each case that does not constitute a tender offer as described in Section 14.04(e) above;

(vii)                    solely for a change in the par value of the Common Stock; or

(viii)                    for accrued and unpaid interest, if any.

(j)                 Notwithstanding anything to the contrary in the Indenture, the Issuer shall not be required to make an adjustment pursuant to clauses (a), (b), (c), (d) or (e) of this Section 14.04 unless such adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Issuer shall carry forward any adjustment that is less than 1% of the Conversion Rate and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made upon the earliest to occur of the following: (1) when all such carried-forward adjustments would result in an aggregate change of at least 1% to the Conversion Rate, (2) (x) the Conversion Date for any Notes (in the case of Physical Settlement) and (y) each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), (3) the effective date of any Fundamental Change or Make-Whole Fundamental Change and (4) November 15, 2025. All calculations and other determinations under this Article 14 shall be made by the Issuer and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k)               Whenever the Conversion Rate is adjusted as herein provided, the Issuer shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Issuer shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                 For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Issuer so long as the Issuer does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Issuer, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(m)             The Issuer or the Paying Agent may deduct withholding taxes due with respect to the Notes from payments of cash and Common Stock on the Notes. In the case of any such amounts withheld from Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the arithmetic average of the Daily VWAP for each Trading Day in the relevant Observation Period.

Section 14.05.              Adjustments of Prices. Whenever any provision of the Indenture requires the Issuer to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change, an Optional Redemption or a Stock Price Condition Conversion), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06.              Shares to Be Fully Paid. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 14.07.              Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)               In the case of:

  (i)                      any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

 (ii)                      any consolidation, merger or combination involving the Issuer,

(iii)                      any sale, lease or other transfer to a third party of the consolidated assets of the Issuer and the Issuer’s Subsidiaries substantially as an entirety or

(iv)                     any statutory share exchange or any similar transaction,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Issuer or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.02(l) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Issuer (or, if applicable, any successor to the Issuer) shall have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Issuer would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Issuer shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Issuer shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as reasonably practicable (as determined by the Issuer in good faith) to the adjustments provided for in this Article 14. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 15.

(b)               When the Issuer executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Issuer shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Security Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)               The Issuer shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d)               The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08.              Certain Covenants. (a) The Issuer covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Issuer and free from all taxes, liens, charges and preemptive rights with respect to the issue thereof.

(b)               The Issuer covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Issuer will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)               The Issuer further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Issuer will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09.              Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Neither the Trustee nor any other Conversion Agent shall have any duty or responsibility whatsoever to determine compliance with the conversion procedures, or to make or confirm any calculations with respect to the settlement provisions, of Section 14.02. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.02 of the Base Indenture, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Issuer has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Issuer agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The rights, benefits and privileges of the Trustee set forth in the Base Indenture shall be applicable to the Conversion Agent, and the provisions set forth in Section 6.01 of the Base Indenture relating to the Trustee shall apply to the Conversion Agent.

Section 14.10.              Notice to Holders Prior to Certain Actions. In case of any:

(a)               action by the Issuer or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)               Share Exchange Event; or

(c)               voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Issuer shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed (or delivered electronically in accordance with the procedures of the Depositary in the case of Global Notes) to each Holder at its address appearing on the Security Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Issuer or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Issuer or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Issuer or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11.              Stockholder Rights Plans. If the Issuer has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case, as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Issuer distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12.              Exchange in Lieu of Conversion.

(a)               Notwithstanding any other provision of this Article 14, when a Holder surrenders a Note for conversion and the Conversion Date for such Note occurs prior to November 15, 2025, the Issuer may, at its election, direct the Conversion Agent to surrender, on or prior to the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or if the Issuer has elected Physical Settlement, on or prior to the Business Day immediately following the relevant Conversion Date), such Note to a financial institution designated by the Issuer for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or a combination thereof due upon conversion, all in accordance with Section 14.02. By the close of business on the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, by the close of business on the Business Day immediately following the relevant Conversion Date), the Issuer shall notify the Holder surrendering Notes for conversion that the Issuer has directed the designated financial institution to make an exchange in lieu of conversion.

(b)               If the designated financial institution accepts any such Notes, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion to the Conversion Agent, and the Conversion Agent shall pay and/or deliver such cash and/or shares of Common Stock to such Holder on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date). Any Notes exchanged by the designated financial institution will remain outstanding, subject to the applicable procedures of the Depositary. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such designated financial institution does not accept the Notes for exchange, the Issuer shall convert the Notes and pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon conversion on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if the Issuer has elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date) as set forth in Section 14.02. The Issuer’s designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Issuer to do so). The Issuer may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.              Intentionally Omitted.

Section 15.02.              Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Issuer that is not less than 20 calendar days or more than 35 calendar days following the date of the Fundamental Change Issuer Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Issuer shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement to the extent required by applicable tender offer rules under the Exchange Act.

(b)               Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)                        delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                        delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the address set forth in the Fundamental Change Issuer Notice, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)                        in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                        the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)                        that the Notes are to be repurchased by the Issuer pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Issuer of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)               On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Issuer shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Issuer Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Issuer Notice shall specify:

(i)                        the events causing the Fundamental Change;

(ii)                        the date of the Fundamental Change;

(iii)                        the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)                        the Fundamental Change Repurchase Price;

(v)                        the Fundamental Change Repurchase Date (which may be subject to postponement by the Issuer to the extent required by applicable tender offer rules under the Exchange Act);

(vi)                        the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                        if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)                        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(ix)                        the procedures that Holders must follow to require the Issuer to repurchase their Notes.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Issuer’s written request given at least two Business Days in advance, the Trustee shall give such notice in the Issuer’s name and at the Issuer’s expense; provided, however, that, in all cases, the text of such Fundamental Change Issuer Notice shall be prepared by the Issuer.

(d)               Notwithstanding the foregoing, no Notes may be repurchased by the Issuer on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)               Notwithstanding the foregoing, the Issuer shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Article 15 and (ii) such third party purchases all of the Notes validly surrendered and not validly withdrawn under such offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Article 15.

Section 15.03.              Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent at the address set forth in the Fundamental Change Issuer Notice in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)                        the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

(ii)                        if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)                        the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 15.04.              Deposit of Fundamental Change Repurchase Price.(a) The Issuer shall deposit with the Paying Agent (or if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04 of the Base Indenture) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Paying Agent, payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Issuer) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee, in accordance with the procedures of the Depositary. The Paying Agent shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Fundamental Change Repurchase Price.

(b)               If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Paying Agent holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes shall cease to be Outstanding, (ii) interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent) and (iii) all other rights of the Holders of such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price).

(c)               Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Issuer shall execute and the Trustee shall upon the receipt of an Officer’s Certificate, an Issuer Order and an Opinion of Counsel, authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.              Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Issuer shall, if required:

(a)               comply in all material respects with the applicable provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

(b)               file a Schedule TO or any other required schedule under the Exchange Act; and

(c)               otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Issuer to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01.              Applicability of Article 12 of the Base Indenture. Article 12 of the Base Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 16 shall, with respect to the Notes, supersede in its entirety Article 12 of the Base Indenture, and all references in the Base Indenture to Article 12 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 16 or the applicable provisions set forth in this Article 16, respectively.

Section 16.02.              Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Issuer prior to February 20, 2024. On or after February 20, 2024, the Issuer may redeem (an “Optional Redemption”) for cash all or part of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides the Redemption Notice in accordance with Section 16.03.

Section 16.03.              Notice of Optional Redemption; Selection of Notes. (a) In case the Issuer exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.02, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 65 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Issuer, shall provide notice of such Optional Redemption (a “Redemption Notice”) not less than 60 nor more than 90 calendar days prior to the Redemption Date by mail or electronic delivery to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Issuer shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(b)               The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)               Each Redemption Notice shall specify:

(i)                        the Redemption Date;

(ii)                        the Redemption Price;

(iii)                        that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)                        the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)                        that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)                        the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vii)                        the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii)                        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)                        in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)               If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(e)               In the event of any redemption in part, the Issuer shall not be required to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 16.04.              Payment of Notes Called for Redemption.(a) If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Issuer at the applicable Redemption Price.

(b)               Prior to the open of business on the Redemption Date, the Issuer shall deposit with the Paying Agent or, if the Issuer or a Subsidiary of the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 6.05 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Issuer, return to the Issuer any funds in excess of the Redemption Price.

Section 16.05.              Restrictions on Redemption. The Issuer may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Issuer in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01.              Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements of the Issuer contained in the Indenture by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 17.02.              Official Acts by Successor Company. Any act or proceeding by any provision of the Indenture authorized or required to be done or performed by any board, committee or Officer of the Issuer shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Issuer.

Section 17.03.              Governing Law; Jurisdiction. Section 11.08 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 17.03, and any reference in the Base Indenture to such Section 11.08 shall, with respect to the Notes, be deemed to refer instead to this Section 17.03. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee and the Collateral Agent, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Supplemental Indenture or the Notes or the Note Guarantees may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Supplemental Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.04.              Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay. Section 11.06 of the Base Indenture shall, with respect to the Notes, be superseded in its entirety by this Section 17.04, and any reference in the Base Indenture to such Section 11.06 shall, with respect to the Notes, be deemed to refer instead to this Section 17.04.

Section 17.05.              [RESERVED]

Section 17.06.              Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, other than the parties hereto, the Holders, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar and their successors hereunder, any legal or equitable right, remedy or claim under or in respect of the Indenture or under any covenant, condition or provision contained in the Indenture; all such covenants, conditions and provisions being for the sole benefit of the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Security Registrar and their successors and of the Holders of the Notes.

Section 17.07.              Table of Contents, Headings, Etc. The article and section headings and the table of contents in this Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 17.08.              Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.05, Section 2.06, Section 2.09 and Section 2.11 of the Base Indenture and Section 10.05 and Section 15.04 of this Supplemental Indenture as fully to all intents and purposes as though the authenticating agent had been expressly authorized by the Indenture and those Sections to authenticate and deliver Notes. For all purposes of the Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 6.09 of the Base Indenture.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.08, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Issuer agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Issuer may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 6.03, Section 6.04, Section 6.06, Section 6.07 and Section 7.03 of the Base Indenture and this Section 17.08 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.08, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:	,
Authorized Officer

Section 17.09.              Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of an original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Supplemental Indenture and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent, including, without limitation, DocuSign, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Issuer agrees to assume all risks arising out of the use of digital signatures and electronic methods, including without limitation the risk of the Trustee or Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 17.10.              Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 17.11.              Waiver of Jury Trial. EACH OF THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.12.              Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, epidemics, pandemics or comparable health emergencies, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.13.              Calculations. Except as otherwise provided herein, the Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate of the Notes. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on Holders of Notes. The Issuer shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Issuer.

Section 17.14.              No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or a Guarantor, as such, will have any liability for any obligations of the Issuer under the Indenture or the Notes or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability, and such waiver and release are part of the consideration for the issuance of Notes.

Section 17.15.              USA PATRIOT Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, the Trustee and the Collateral Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or the Collateral Agent. The parties to the Indenture agree that they will provide the Trustee and the Collateral Agent with such information as each may request in order for the Trustee and the Collateral Agent to satisfy the requirements of the USA PATRIOT Act.

Section 17.16.              Ratification of Base Indenture. Except as amended hereby with respect to the Notes, the Base Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Rocco Venezia
	Name:	Rocco Venezia
	Title	Chief Accounting Officer & Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Juliet Taylor
	Name:	Juliet Taylor
	Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION, as and Collateral Agent

By:	/s/ Juliet Taylor
	Name:	Juliet Taylor
	Title:	Assistant Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR A PHYSICAL NOTE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

INTERCEPT PHARMACEUTICALS, INC.

3.50% Convertible Senior Secured Note due 2026

No.[_____]	[Initially][1] $[ ]

CUSIP No. [     ]

Intercept Pharmaceuticals, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Issuer,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [_______]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______]]5, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $500,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on February 15, 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.50% per year from August 17, 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until February 15, 2026. Interest is payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2022, to Holders of record at the close of business on the preceding February 1 and August 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.10(d), Section 4.10(e) and Section 6.04 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 4.10(d), Section 4.10(e) or Section 6.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Issuer, at its election, in accordance with Section 2.04(c) of the Supplemental Indenture.

The Issuer shall pay, or cause the Paying Agent to pay, the principal of and interest on this Note, if and so long as such Note is a Global Note, by wire transfer in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note, in accordance with the procedures of the Depositary. As provided in and subject to the provisions of the Indenture, the Issuer shall pay, or cause the Paying Agent to pay, the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Issuer for that purpose. The Issuer has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in the contiguous United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

1 Include if a global note.

2 Include if a global note.

3 Include if a physical note.

4 Include if a global note.

5 Include if a physical note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note will be secured by the Collateral. Reference is made to the Indenture and the Collateral Documents for terms relating to such security, including the release, termination and discharge thereof. The Issuer shall not be required to make any notation on this Note to reflect any grant of such security or any such release, termination or discharge.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes referred to in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF NOTE]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Note due 2026

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 3.50% Convertible Senior Secured Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $500,000,000, all issued or to be issued under and pursuant to an Indenture dated as of August 17, 2021 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture dated as of August 17, 2021 (herein called the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Issuer and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Issuer will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date or the Redemption Price on any Redemption Date (if applicable) and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Issuer shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Issuer’s option on or after February 20, 2024 in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Issuer to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or a multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

The initial principal amount of this Global Note is _______ DOLLARS ($[   ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6 Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

To:	U.S. Bank
West Side Flats St Paul
60 Livingston Ave, Saint Paul, MN 55107 | EP-MN-WS1P |
Attention: Michael Tate
Email: cts.conversions@usbank.com

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Supplemental Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed

by an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

To:	U.S. Bank National Association
CityPlace I, 185 Asylum Street, 27th Floor
Hartford, Connecticut 06103
Attention: J. Taylor (Intercept Pharmaceuticals, Inc.)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Intercept Pharmaceuticals, Inc. (the “Issuer”) as to the occurrence of a Fundamental Change with respect to the Issuer and specifying the Fundamental Change Repurchase Date and requests and instructs the Issuer to pay to the registered holder hereof in accordance with Section 15.02 of the Supplemental Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

INTERCEPT PHARMACEUTICALS, INC.
3.50% Convertible Senior Secured Notes due 2026

For value received                                                       hereby sell(s), assign(s) and transfer(s) unto                                                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                         attorney to transfer the said Note on the books of the Issuer, with full power of substitution in the premises.

CHECK THE BOX BELOW

☐   This Note is being transferred inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

Unless the box is checked, the Trustee will not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.10 of the Supplemental Indenture, dated as of August 17, 2021 shall have been satisfied.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

[TO BE COMPLETED BY PURCHASER IF THE BOX ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
[NOTICE: To be executed by an executive officer.]

 2

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT
GUARANTORS

[            ] SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of [     ], 20[    ], by and among [            ] (the “Guaranteeing Subsidiary”), INTERCEPT PHARMACEUTICALS, INC. (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee have heretofore executed and delivered the Indenture (the “Base Indenture”), dated as of August 17, 2021, and the First Supplemental Indenture thereto (the “First Supplemental Indenture”), among the Issuer, the Trustee and the Collateral Agent (The Base Indenture, as supplemented by the First Supplemental Indenture and as may be further supplemented, amended, restated, amended and restated, waived or otherwise modified, the “Indenture”), providing for the issuance of the 3.50% Convertible Senior Secured Notes due 2026 (the “Notes”) of the Issuer;

WHEREAS, the Indenture provides that the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with the other Guarantors, all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 10.02 of the First Supplemental Indenture, the Issuer, any Guarantor, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. The Guaranteeing Subsidiary hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

SECTION 2.2. Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis, to fully, unconditionally and irrevocably guarantee to each Holder of the Notes, the Trustee and the Collateral Agent the Guaranteed Obligations pursuant to Article 12 of the First Supplemental Indenture on a senior secured basis.

ARTICLE 3

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guaranteeing Subsidiary shall be given as provided in the Indenture, at the address for the Guarantors set forth below:

[                            ]

SECTION 3.2. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 12.02 of the Indenture.

SECTION 3.3. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders, the Trustee and the Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

SECTION 3.5. Severability. In the event any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 3.6. Benefits Acknowledged. The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

2

SECTION 3.7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.8. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.10. Execution and Delivery. The Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Note Guarantee.

SECTION 3.11. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTORS]
as a Guarantor

By:
Name:
Title:

INTERCEPT PHARMACEUTICALS, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

4

EXHIBIT C

Each Global Note and each definitive Note shall bear a legend in substantially the following form (the “Private Placement Legend”) on the face thereof until the Private Placement Legend is removed or not required in accordance with Section 2.10(b) of this Supplemental Indenture:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF INTERCEPT PHARMACEUTICALS, INC. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH SECURITY), THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (A)(V) ABOVE OR REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION. 7

7 This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Issue delivers written       notice to the Trustee of such deemed removal pursuant to Section 2.03 of the within-mentioned Indenture.

EXHIBIT D

Subject to Section 2.03(f) of this Supplemental Indenture, until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note bearing the Private Placement Legend shall bear a legend in substantively the following form (the “Restricted Common Stock Legend”) on the face thereof.

THE NOTE (OR ITS PREDECESSOR) UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF INTERCEPT PHARMACEUTICALS, INC. THAT (A) PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED AND SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE U.S., AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.